SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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SLM Corporation

(Name of Registrant as Specified in Its Charter)

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12061 Bluemont Way
Reston, Virginia 20190

April 9, 2007

Dear Shareholder:

We cordially invite you to attend SLM Corporation’s Annual Shareholders’ Meeting on Thursday, May 17, 2007 at 11:00 a.m. at the Corporation’s offices located at 12061 Bluemont Way, Reston, Virginia 20190.

At the meeting, shareholders will vote on a number of important matters. Please take the time to read carefully each of the proposals described in this proxy statement.

Thank you for your investment in Sallie Mae.

Sincerely,

Albert L. Lord
Chairman of the Board of Directors

12061 Bluemont Way
Reston, Virginia 20190

April 9, 2007

SLM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 17, 2007

To our Shareholders:

The 2007 Annual Meeting of Shareholders of SLM Corporation will be held at the Corporation’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 17, 2007 beginning at 11:00 a.m., local time. At the meeting, holders of the Corporation’s outstanding common stock will consider and vote on the following matters:

•	Election of 14 directors for a term of one year and until their successors have been elected or appointed;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2007; and

•	Any other matters that properly come before the meeting.

All record holders of shares of SLM Corporation common stock at the close of business on March 19, 2007 are entitled to vote at the meeting.

Your participation in the Annual Meeting is important. We urge you to vote your proxy at your earliest convenience. You may vote by mail, telephone or over the Internet, depending on how your share ownership is recorded. If you plan to attend the Annual Meeting, please advise my office directly at (703) 984-6785.

Mary F. Eure
Corporate Secretary

PROXY STATEMENT

The Board of Directors of SLM Corporation (the “Corporation” or “Sallie Mae”) solicits your proxy to conduct business at the Corporation’s Annual Meeting to be held at the Corporation’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 17, 2007 at 11:00 a.m., local time.

This proxy statement includes information about the Corporation’s:

•	Annual election of directors;

•	Corporate governance and board matters;

•	Compensation for executive officers and directors;

•	Stock ownership for directors and executive officers;

•	Independent registered public accounting firm (the “independent accountant”); and

•	Voting procedures.

We have also enclosed the Corporation’s Annual Report on Form 10-K (the “Form 10-K”), which provides financial results for 2006. The Form 10-K is published at www.salliemae.com under “Investors, SEC Filings.” You may obtain additional copies by contacting the Corporate Secretary.

This proxy statement, the Form 10-K, and the accompanying proxy card are being mailed to SLM Corporation shareholders beginning about April 9, 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2007 Annual Meeting, 14 directors are to be elected to hold office until the 2008 Annual Meeting and until their successors have been elected or appointed. The 14 nominees for election at the 2007 Annual Meeting are listed below, with brief biographies. They are all now Sallie Mae directors.

We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the size of the board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

Required Vote

The 14 nominees receiving a plurality of votes cast will be elected as directors. Unless marked to the contrary, proxies received will be voted FOR the nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible.

Beginning with the 2008 Annual Meeting, each nominee will be elected by a majority of votes cast with respect to that nominee, unless the election is a contested election.

The Board of Directors recommends a vote FOR the election of the 14 nominees named below. Proxies will be so voted unless shareholders specify a contrary choice on their proxy card.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Ann Torre Bates 49 Director Since July 31, 1997	Strategic and Financial Consultant
• Strategic and Financial Consultant—1998 to present
• Executive Vice President, Chief Financial Officer and Treasurer, NHP Incorporated, a national real estate services firm—1995 to 1997
• Vice President and Treasurer, US Airways—1991 to 1995, various finance positions—1988 to 1991
• Other Directorships of Public Companies: Franklin Mutual Series Fund, Allied Capital Corporation

Charles L. Daley 74 Director since July 5, 1995	Director, Executive Vice President and Secretary
TEB Associates, Inc.
• Director, Executive Vice President and Secretary, TEB Associates, Inc., a real estate finance company—1992 to present
• Executive Vice President and Chief Operating Officer, First Peoples Financial Corporation—1987 to 1992
• Executive Vice President and Chief Operating Officer, First Peoples Bank of New Jersey—1984 to 1992

William M. Diefenderfer, III 61 Director since May 20, 1999	Partner, Diefenderfer, Hoover & Wood
• Partner, Diefenderfer, Hoover & Wood, a law firm, Pittsburgh, PA—1991 to present
• Vice Chairman and Co-Founder, enumerate Solutions, Inc., a technology company—2000 to present
• Treasurer and Chief Financial Officer, Icarus Aircraft, Inc.—1992 to 1996
• Deputy Director of the Office of Management and Budget—1989 to 1991
• Other Directorships of Public Companies: U-Store-It Trust (Chairman)
• Other Activities: Member, Standing Advisory Group of the Public Company Accounting Oversight Board—2004 to 2005, Commission on the Future for America’s Veterans

Thomas J. Fitzpatrick 58 Director since July 31, 2000 and from July 1997 to May 1999	Chief Executive Officer and Vice Chairman, SLM Corporation
• Chief Executive Officer and Vice Chairman, SLM Corporation—June 2005 to present, President and Chief Operating Officer—2001 to May 2005, President and Chief Marketing and Administrative Officer—2000 to 2001, Executive Vice President—1998 to 2000
• President and Chief Executive Officer, Equity One, Inc., a financial services company—1989 to 1998
• President, Commercial Credit Co.—1988 to 1989
• President and Chief Operating Officer, Manufacturers Hanover Consumer Services—1983 to 1988, Chief Financial Officer—1978 to 1983
• Other Activities: Director, M.A. Bruder & Sons Incorporated, Leeds Equity Partners Advisory Board, NCAA Leadership Advisory Board

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Diane Suitt Gilleland 60 Director since March 25, 1994	Associate Professor in Higher Education
University of Arkansas, Little Rock
• Associate Professor in Higher Education, University of Arkansas, Little Rock—2003 to present
• Deputy Director, Illinois Board of Higher Education—1999 to 2003
• Senior Associate, Institute for Higher Education Policy—1998 to 1999
• Senior Fellow, American Council on Education, Washington, DC—1997
• Director, Arkansas Department of Higher Education—1990 to 1997
• Chief Finance Officer, Arkansas Department of Higher Education—1986 to 1990
• Other Activities: Director, University of Arkansas at Pine Bluff Foundation, University of Arkansas Foundation Board

Earl A. Goode 66 Director since July 31, 2000	Chief of Staff
to the Governor of Indiana
• Chief of Staff to the Governor of Indiana—November 2006 to present, Deputy Chief of Staff to the Governor of Indiana—April 2006 to November 2006
• Commissioner, Department of Administration, State of Indiana—January 2005 to April 2006
• Chairman, Indiana Sports Corporation—2001 to 2006
• President, GTE Information Services and GTE Directories Corporation—1994 to 2000, President, GTE Telephone Operations North and East—1990 to 1994, President, GTE Telephone Company of the Southwest—1988 to 1990
• Other Activities: Trustee, Georgetown College

Ronald F. Hunt 63 Director since July 5, 1995	Attorney
• Attorney—1990 to present
• Chairman, National Student Clearinghouse—1997 to 2004
• Executive Vice President and General Counsel, Student Loan Marketing Association—1984 to 1990, various officer positions—1973 to 1984
• Other Activities: Vice Chairman, Warren Wilson College Board of Trustees

Benjamin J. Lambert, III 70 Director since July 5, 1995	Senator
Commonwealth of Virginia
• Senator, Commonwealth of Virginia—1986 to present
• Self-employed, Optometrist—1962 to present
• Other Directorships of Public Companies: Dominion Resources, Inc.
• Other Activities: Director, Consolidated Bank & Trust Company; Secretary, Board of Trustees of Virginia Union University

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Albert L. Lord 61 Director since July 5, 1995	Private Investor
Chairman, SLM Corporation
• Member, Seneca Ridge Management, LLC, an investment company—2005 to present
• Chairman, SLM Corporation—March 2005 to present, Vice Chairman and Chief Executive Officer—1997 to May 2005
• President and principal shareholder, LCL Ltd.—1994 to 1997
• Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990
• Other Directorships of Public Companies: Bearing Point, Inc.
• Other Activities: Director, The National Academy Foundation, Children’s Choice Learning Centers, Inc.

Barry A. Munitz 65 Director since July 31, 1997	Trustee Professor
California State University, LA
• Trustee Professor, California State University, LA—2006 to present
• Chair, California P-16 Council, an organization that develops strategies to improve education in the State of California—2005 to present
• President and Chief Executive Officer, The J. Paul Getty Trust—1997 to 2006
• Chancellor and Chief Executive Officer, California State University System—1991 to 1997
• Other Activities: Fellow, The American Academy of Arts and Sciences; Director, Leeds Equity Partners Advisory Board, Broad Family Foundations, COTSEN Foundation

A. Alexander Porter, Jr. 68 Director since July 5, 1995	Founder and Partner
Porter Orlin Inc.
• Founder and Partner, Porter Orlin Inc. (formerly named Porter Felleman, Inc.), an investment management company—1976 to present
• Other Activities: Founder and Director, Distribution Technology, Inc.; Trustee, Davidson College, The John Simon Guggenheim Memorial Foundation, Queens University of Charlotte, North Carolina, Library of America

Wolfgang Schoellkopf 74 Director since July 31, 1997	Managing Partner
Lykos Capital Management, LLC
• Managing Partner, Lykos Capital Management, LLC, a private equity management company—2003 to present
• Chief Executive Officer, Bank Austria Group’s U.S. operations—2000 to 2001
• Vice Chairman and Chief Financial Officer, First Fidelity Bancorporation—1990 to 1996
• Executive Vice President and Treasurer, The Chase Manhattan Bank—1979 to 1988, various officer positions—1963 to 1988
• Other Activities: Director, Bank Austria Cayman Islands Limited, Wueba Versicherungs AG

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Steven L. Shapiro 66 Director since July 5, 1995	Certified Public Accountant and Personal Financial
Specialist, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co.
• Certified Public Accountant and Personal Financial Specialist, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an accounting firm, Chairman—1995 to present, various positions—1960 to present
• Other Activities: Director, MetLife Bank; Member, Rutgers University Executive Advisory Council, American Institute of Certified Public Accountants, New Jersey and Pennsylvania Societies of CPAs; Trustee, Virtua Health and Hospital Foundation Board

Barry L. Williams 62 Director since July 31, 2000	Founder, President and Director
Williams Pacific Ventures, Inc.
• President, Williams Pacific Ventures, Inc., a consulting and investment company—1987 to present
• Interim President and CEO, the American Management Association International—2000 to 2001
• Bechtel Group, Managing Principal, Bechtel Investments, Inc.—1979 to 1987
• Other Directorships of Public Companies: PG&E Corporation, R.H. Donnelly & Company, CH2M Hill Companies, Northwestern Mutual Life Insurance Company, Simpson Manufacturing Co., Inc.
• Other Activities: Trustee, American Conservatory Theater, American Management Association, Resources Legacy Foundation; Trustee and Chairman, African American Experience Fund, Management Leadership for Tomorrow

*	Includes service on the Board of the Student Loan Marketing Association (“SLMA”) for the period of time that SLMA was the predecessor of SLM Corporation. Does not include service on the Board of SLMA for the period of time that SLMA was a subsidiary of SLM Corporation.

CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The role of the Board of Directors is to promote sustainable, long-term growth of the Corporation in the interest of its shareholders. The primary responsibilities of the Board are:

•   Selecting, evaluating and compensating the Chief Executive Officer (“CEO”);

•   Planning for succession of the CEO and members of the executive management team;

•   Reviewing and approving the Corporation’s annual business plan and reviewing the Corporation’s long-term strategic plan;

•   Monitoring management’s performance against the annual business plan;

•   Reviewing and approving major transactions;

•   Through its Audit Committee, selecting and overseeing the Corporation’s independent accountant;

•   Evaluating the Corporation’s overall risk control environment;

•   Recommending director candidates for election by shareholders; and

•   Evaluating its own effectiveness.

To guide and assist the Board in performing its responsibilities, the Board has adopted governance guidelines and established Board committees. These governance tools are discussed below.

Board Governance Guidelines

The Board’s governance has been guided by a set of principles initially adopted in 1997. The Board’s revised guidelines are published at www.salliemae.com under “About Us, Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary. The Board reviews the guidelines annually. Among other matters, the guidelines provide the following:

•	A majority of the members of the Board must be independent directors and all members of the Audit, Nominations and Governance, and Compensation and Personnel Committees must be independent.

•	All directors stand for re-election every year and shareholders are entitled to cumulate their shares for the election of directors.

•	The Board has established the position of Lead Independent Director, currently held by Mr. Schoellkopf. The Lead Independent Director presides over executive sessions of the Board in the absence of the Chair, presides over executive sessions of the independent directors on the Board, and annually leads the Board in its review of the CEO’s performance. The Lead Independent Director, in consultation with the Chair of the Nominations and Governance Committee, takes the initiative to address unique governance matters that arise during the year.

•	Each regularly scheduled Board meeting concludes with several executive sessions. The first such session is of all members of the Board, including Mr. Fitzpatrick, Chief Executive Officer and Vice Chairman, and is presided over by Mr. Lord, Chairman of the Board. The second session, a session of non-management directors, excludes Mr. Fitzpatrick and is also presided over by Mr. Lord. The final session further excludes Mr. Lord, as he is a non-independent director, and is presided over by Mr. Schoellkopf. Each regularly scheduled committee meeting concludes with an executive session presided over by the committee chair.

•	Board compensation is substantially in the form of Sallie Mae stock or other equity-linked compensation.

•	The Board undertakes an annual review of Board and committee processes and procedures.

•	Board members have open communications with all members of management.

•	The Board may engage its own advisors.

Director Independence

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Corporation. The Board has established guidelines to assist it in determining director independence, which conform with and in some cases are more stringent than the independence requirements of the New York Stock Exchange (“NYSE”) listing standards. The Corporation’s director independence guidelines are included in the Board’s governance guidelines that are published at www.salliemae.com under “About Us, Investors, Corporate Governance” and are listed below.

The Board has determined that the following individuals (that is, all of the nominees standing for election at the 2007 Annual Meeting, other than Messrs. Lord and Fitzpatrick) are independent of the Corporation because such nominees have no material relationships with the Corporation: Mses. Bates and Gilleland and Messrs. Daley, Diefenderfer, Goode, Hunt, Lambert, Munitz, Porter, Schoellkopf, Shapiro and Williams. The Board made this determination based on the following:

•	No nominee, other than Messrs. Lord and Fitzpatrick, is currently or within the past three years has been an employee of the Corporation;

•	No nominee has an immediate family member who is an officer of the Corporation or, other than Messrs. Lord and Fitzpatrick, has any current or prior material relationships with the Corporation;

•	No nominee has a personal services contract with the Corporation, in any amount;

•	No nominee is an employee or owner of a firm that is one of the Corporation’s paid advisors or consultants;

•	No nominee is employed by a business that directly competes against the Corporation;

•	No executive officer of the Corporation serves on either the board of directors or the compensation committee of any corporation that employs either a nominee or a member of the immediate family of any nominee;

•	No nominee or immediate family member of a nominee serves as an executive officer of any entity with which the Corporation’s annual sales or purchases exceeded $1,000,000 or two percent, whichever is greater, of that company’s annual revenues for the last fiscal year; and

•	No nominee or spouse of a nominee is an employee of a charitable organization, foundation or university that received in any one year from the Corporation, in the form of charitable contributions, grants or endowments, more than the greater of (i) $1,000,000 or (ii) two percent of the organization’s total annual receipts.

In making its determination regarding independence, the Board took into account the following relationships. Mr. Hunt was an executive officer of the predecessor of the Corporation until 1990. Ms. Gilleland and Messrs. Goode, Hunt, Shapiro and Williams serve as board members or trustees of charitable organizations that received charitable gifts under the Corporation’s matching gift program described in this proxy statement. None of these individuals, or their spouses, are employed by the organizations and the gifts were well below the thresholds in the Board’s independence standards. Ms. Gilleland’s son-in-law received an education loan from the Corporation described in this proxy statement under Related Party Transactions.

Messrs. Fitzpatrick and Lord are not independent because of their employment relationships with the Corporation.

Board Meetings

During 2006, the Board of Directors met six times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve. Directors are expected to attend the Annual Meeting and all members of the Board attended the Annual Meeting in May 2006.

Board Committees

The Board has established the following committees (the “Core Standing Committees”) to assist in its oversight responsibilities:

•	Audit Committee

•	Compensation and Personnel Committee

•	Nominations and Governance Committee

•	Finance and Operations Committee

Each committee has a Board-approved written charter, which sets forth the respective committee’s functions and responsibilities. Committee charters are published at www.salliemae.com under “About Us, Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary.

An annual work plan is created from the charters of each Core Standing Committee to assure that responsibilities of the committees are addressed at appropriate times throughout the year. Agendas for meetings are based on each committee’s annual work plan and any other current matter the Committee Chair or management believes should be addressed at the meeting. The work of each committee is regularly reported to the full Board by the Committee Chair.

In addition to the Core Standing Committees, the Board has established the Executive Committee, which meets quarterly with the Audit Committee to review the Corporation’s earnings prior to their release to the public and on an as-needed basis, and the Preferred Stock Committee, which meets at least once each year to oversee the interests of the Corporation’s preferred shareholders.

The current membership of the Core Standing Committees is as follows:

	Compensation &	Finance & Operations	Nominations &
Audit Committee	Personnel Committee	Committee	Governance Committee
William M. Diefenderfer, III*	Earl A. Goode*	Barry L. Williams*	Steven L. Shapiro*
Ann Torre Bates	Charles L. Daley	Diane Suitt Gilleland	Ann Torre Bates
Benjamin J. Lambert, III	Diane Suitt Gilleland	Earl A. Goode	Charles L. Daley
A. Alexander Porter, Jr.	Barry A. Munitz	Barry A. Munitz	William M. Diefenderfer, III
Barry L. Williams	Wolfgang Schoellkopf	A. Alexander Porter, Jr.	Ronald F. Hunt
	Steven L. Shapiro	Wolfgang Schoellkopf	Benjamin J. Lambert, III

Meetings Held: 13	Meetings Held: 7	Meetings Held: 5	Meetings Held: 5

*	Committee Chairman

A description of the function of each Core Standing Committee follows.

Audit Committee.  The Audit Committee represents and assists the Board in fulfilling its responsibilities by providing oversight relating to: (1) the assessment and management of certain business risks, including financial, operational, litigation and regulatory risks; (2) the integrity of the Corporation’s financial reporting; (3) the Corporation’s system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance and ethics; (4) the independent accountant qualifications, independence and performance; (5) the performance of the Corporation’s internal audit function; (6) the Corporation’s compliance with legal and regulatory requirements and (7) the preparation of the report of the Committee for the Corporation’s annual proxy statement, as required by the Securities and Exchange Commission (“SEC”).

The Board has determined that all the members of the Audit Committee are independent under the Corporation’s governance guidelines and NYSE listing standards and that all members of the Audit Committee satisfy the heightened independence standards for audit committee members under the NYSE listing standards. In addition, the Board has determined that Ms. Bates and Messrs. Diefenderfer, Porter, and Williams qualify as audit committee financial experts within the meaning of the SEC regulations. None of the Committee members serve on the audit committee of more than three public companies.

Compensation and Personnel Committee.  The Compensation and Personnel Committee (or the “Compensation Committee”): (1) assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation and its subsidiaries; (2) discharges the Board’s responsibilities relating to compensation of the Corporation’s executives; (3) considers and makes recommendations to the Board with respect to its own compensation; and (4) prepares the report of the Committee for the Corporation’s annual proxy statement, as required by the SEC.

The Board of Directors has determined that all Committee members are independent under the Corporation’s governance guidelines and NYSE listing standards.

The Compensation Committee considers executive and director compensation on an annual basis, culminating in decisions in January of each year. Also, throughout the year, the Committee considers executive compensation as warranted by personnel changes. For example, in March 2005, the Committee considered a long-term compensation agreement to retain the services of Mr. Fitzpatrick as CEO.

The Board sets compensation for directors. The Compensation Committee sets compensation for officers at the level of Senior Vice President and above. The Chief Executive Officer or his delegate sets pay for all other employees.

The Compensation Committee retains a compensation consultant to advise it. The current compensation consultant is Semler Brossy Consulting Group LLC. At the request of the Committee, Semler Brossy is available to management to assist in determining how the Corporation’s pay philosophy and program should apply to the Vice President level and below. The Committee has instructed Semler Brossy to: (1) establish a peer group of companies that may be used for benchmarking executive and director compensation (the “Peer Group”); (2) inform the Committee of trends in executive and director compensation; and (3) assist the Committee in establishing appropriate levels and forms of executive and director compensation.

The processes to consider compensation for executive officers and directors are as follows.

Annual Executive Compensation:  Throughout the year, executive management reports to the Compensation Committee on the status of achievement of the corporate performance goals under the Corporation’s annual bonus plan. Also, the CEO and/or senior human resources officer report to the Committee on individual performance of members of the executive management team.

At year-end, the CEO and the senior human resources officer recommend to the Compensation Committee the form and amount of annual compensation awards for the executive management team, based on corporate and individual performance. The Committee’s consultant participates in this process by advising the Compensation Committee on the compensation of executives in similar positions at the Corporation’s Peer Group. Based on these discussions, the Committee establishes compensation for officers at the Senior Vice President level and above, with the exception of the CEO.

With regard to the CEO, the Lead Independent Director leads the evaluation of the CEO’s performance. Throughout the year, the Lead Independent Director presides over executive sessions of the Board, during which the CEO’s performance is discussed. The Lead Independent Director provides performance feedback to the CEO following these discussions. At year-end, the Lead Independent Director leads the Board in a formal review of the CEO’s performance. After this review, the Committee convenes and establishes the CEO’s compensation, within the parameters set by Mr. Fitzpatrick’s employment agreement and with the guidance of the Committee’s consultant.

Annual Director Compensation:  The Compensation Committee annually reviews director compensation of the Peer Group. After discussion with the Committee’s consultant and management, the Committee recommends director compensation to the Board. The Board establishes annual director compensation at the same time that management compensation is set by the Committee.

Promotions/New Hires:  Throughout the year, as the Corporation’s executive talent needs change, promotions and/or new hires at the level of Senior Vice President and above may occur. In these cases, a Compensation Committee meeting is convened to consider the appropriate amount and form of compensation for each individual. Management recommends an arrangement to the Committee for its consideration. Typically, the Committee’s consultant does not attend these meetings, but may give its input on the proposed arrangement to management or the Committee Chair.

Nominations and Governance Committee.  The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors. The Committee also identifies individuals qualified to become Board members and recommends to the Board the director nominees for each annual meeting of shareholders.

The Board has determined that all of the members of the Nominations and Governance Committee are independent under the Corporation’s governance guidelines and NYSE listing standards.

Finance and Operations Committee.  The Finance and Operations Committee assists the Board in fulfilling its responsibilities and providing oversight relating to capital management, financing strategy and the general operations of the business.

Nominations Process

The Nominations and Governance Committee considers director candidates recommended in good faith by shareholders. The Committee also receives suggestions for candidates from Board members. Candidates will be evaluated based on the needs of the Board and the Corporation at that time, given the then-current mix of Board members. When evaluating a candidate, the Nominations and Governance Committee looks for and considers a nominee’s:

•	Skills and experience, particularly in the areas of accounting, finance, banking, higher education, marketing and information technology, human resources and law;

•	Proven record of accomplishment;

•	Ability to commit the time necessary for Board service;

•	Ability to add diversity to the Board with regard to race, gender and geographic location;

•	Integrity and sound judgment in areas relevant to the business;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee, in care of the Corporate Secretary at SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The shareholder should also include his or her contact information and a statement of his or her share ownership.

Shareholder Communications with the Board

Shareholders and other interested parties may submit communications to the Board of Directors, all non-management directors, the Lead Independent Director or any other individual member of the Board by contacting the Chairman of the Board or the Lead Independent Director in writing at the following address: Office of the Chairman of the Board or Office of the Lead Independent Director, SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The Corporate Secretary will review all communications from our shareholders. Communications relevant to our business and operations, as determined by the Corporate Secretary, will be forwarded to the Board or individual members, as appropriate.

Related Party Transactions

Review and Approval of Related Party Transactions.  The Corporation has a written policy regarding review and approval of related party transactions. The policy is published at www.salliemae.com under “About Us, Investors, Corporate Governance.”

Transactions covered by the policy are transactions involving the Corporation in excess of $120,000 in any year in which any director, director nominee, executive officer, greater-than-5% beneficial owner, and their respective immediate family members has or have a direct or indirect interest (other than as a director or less than 10% owner of an entity). Transactions that are considered routine are “pre-approved” under the policy. For example, certain loans made in the ordinary course of our business to executive officers, directors and their family members are considered related party transactions and require proxy disclosure, but are pre-approved under the policy.

The policy provides that the Audit Committee initially reviews a proposed related party transaction and makes a recommendation to the full Board regarding whether to approve the transaction. In considering a transaction, the Audit Committee takes into account whether a transaction would be on terms generally available to an unaffiliated third party under the same or similar circumstances.

Transactions.  Each of the following transactions was approved pursuant to the foregoing policy:

During 2006, Mr. Fitzpatrick’s son was employed by a Corporation subsidiary as a regional sales manager and received a base salary of $64,230 and incentive compensation of $64,044 for total compensation of $128,274 for his services during the year.

One of the Corporation’s subsidiaries, Sallie Mae Home Loans, Inc., is in the business of mortgage lending. Through this subsidiary, June McCormack, Executive Vice President of the Corporation, received a 15-year fixed rate mortgage loan in February 2006 and a 30-year fixed rate mortgage loan in June 2006. Both of these loans have been sold and Ms. McCormack no longer has a debt obligation to the Corporation. Ms. Gilleland’s son-in-law received education loans from the Corporation in 2006. The loans disclosed above were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Corporation. The loans did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Compensation Discussion and Analysis (“CD&A”).  This report explains the Corporation’s compensation program for its Named Executive Officers (“NEOs”1) and how the Corporation sets their particular levels and forms of pay. This report provides context and perspective for the numerical information contained in the compensation tables that follow.

What are the objectives of the Corporation’s executive compensation program?

The primary objective of the Corporation’s executive compensation program is to drive corporate performance. Other objectives of the program are to: align the interests of executives with shareholders through equity-based awards and stock ownership guidelines, while balancing short-term and long-term goals; attract and retain an executive team with greater interest in an opportunity for performance-based pay than fixed pay or benefits; secure the level of talent to lead the Corporation by maintaining competitive levels of total compensation; and, to a minor extent, recognize length of service with the Corporation.

What is the program designed to reward?

The program rewards the achievement of annual corporate and individual performance goals and sustained share price performance.

For 2006, the executive management team fell short of corporate and individual performance goals. Total shareholder return was a negative 9.8 percent. The program’s link to performance was

1 NEOs are the individuals who served as principal executive officer and principal financial officer at any time during 2006 and the three most highly compensated executive officers, other than the principal executive officer and principal financial officer who served in these capacities as of December 31, 2006. For this purpose, “compensation” means the amount disclosed in the “Total” column of the Summary Compensation table in this proxy statement less the amounts disclosed in the Change in Pension Value column of that same table.

reflected in executives’ compensation. 2006 annual performance bonuses were reduced from the prior year. Stock options granted in 2005 and 2006 remain unvested because their stock price-vesting targets have not been achieved. Performance stock and vested options lost a portion of their intrinsic value.

To a small degree, the compensation program recognizes tenure. Base salaries and retirement benefits reflect, in part, length of service with the Corporation. However, the primary criterion for a salary increase is individual performance in achieving the business plan.

What is each element of compensation and why does the Corporation choose to pay each element?

The executive compensation program includes seven elements of pay. Each element and the reason the Corporation pays the element is listed below.

•	Base salaries: The Corporation pays base salaries to attract and retain talented employees.

•	Annual performance bonuses: Annual performance bonuses are paid to drive individuals toward achievement of the Corporation’s annual business plan and reward individual performance in achieving the Corporation’s business plan.

At least 40 percent of the annual performance bonus, after deductions, is paid in the form of Sallie Mae common stock. Corporate policy allows these shares to be sold without restriction upon award; however, past practice has been for NEOs to retain their ownership of these shares. Paying a portion of the annual performance bonus in stock aligns the interests of the NEOs with those of shareholders and motivates NEOs to achieve their share ownership guidelines.

The remaining 60 percent of the annual performance bonus is paid in cash. Executives may elect to receive the cash portion of their bonus in stock. If they do so and hold all bonus shares for one year, executives receive additional shares equal to 10 percent of the bonus.

•	Equity awards: The Corporation places a high priority on equity awards. Grants of equity awards are made to members of the executive management team and generally extend throughout the workforce. The Corporation makes equity awards to align shareholder and employee interest and to link pay to long-term corporate performance.

Why do we pay both annual performance bonuses and equity awards, as both elements of pay reward, in part, corporate performance? Corporate performance is measured differently under these two elements of pay and the time horizon for each element of pay is different.

As measured by annual performance bonuses, corporate performance is the achievement of the annual business plan, over which NEOs have more direct control than the stock price. The successful execution of the business plan is designed to increase the Corporation’s value with the expectation that it will ultimately be reflected in a higher share price.

When measured in equity awards, corporate performance is determined solely by the share price. When the share price does not increase, equity awards have less value and in the case of stock options, no intrinsic value. Since the Corporation’s share price is not solely within the control of management, the achievement of the business plan may not be reflected immediately in the share price. Equity awards reward long-term corporate performance and recognition of that performance in the securities market. We reinforce this connection between equity awards and shareholders’ interests through stock price-vesting terms for the NEOs’ option grants.

The Compensation Committee believes the grants of both elements of pay are necessary to drive corporate performance. Performance pay based solely on the achievement of the annual business plan would not fully align the interests of NEOs with those of shareholders.

Conversely, performance pay based solely on increases in the share price could fail to reward executives when achievement of the business plan has been met, or exceeded, or their individual performance has been superior.

For the CEO, the Committee follows a principle that more closely aligns the CEO’s compensation with shareholders’ interests. Therefore, a significant amount of CEO pay is made in the form of equity awards.

•	Retirement benefits: The Corporation offers a defined contribution savings program[1] and a defined benefit retirement program, which is being eliminated.[2] Currently, individually negotiated retirement arrangements are in place with three NEOs. The Corporation provides retirement benefits to be competitive in the employment marketplace, to take advantage of corporate and individual tax benefits, and to assist NEOs in individual retirement planning.

•	Severance benefits: There are no formal severance arrangements for NEOs, with the exception of Mr. Fitzpatrick. Mr. Fitzpatrick’s severance benefits are provided under the employment agreement entered into in May 2005 in connection with his assuming the position of CEO. The severance benefits diminish through the term of his employment agreement.

In the event of involuntary terminations of other NEOs, severance arrangements are negotiated on a case-by-case basis.

A change in control severance plan for officers at the level of Senior Vice President and above was adopted by the Corporation in January 2006. The plan is designed to reduce the possibility that executives might preemptively seek jobs at other corporations and to retain executives through the finalization and integration of a change in ownership of the Corporation and, therefore, provides for continuity of management in the event of a change in control.

•	Opportunity to defer compensation: The Corporation offers management employees, including the NEOs, the opportunity to defer payment of a portion of their compensation into a non-qualified deferred compensation plan. The Corporation provides this benefit to be competitive and to assist management employees in their retirement planning.

•	Non-cash benefits: Non-cash benefits are provided in the form of matching contributions for certain charitable gifts, coverage for out-of-pocket medical expenses under the Corporation’s medical plan, an annual executive physical exam, and financial planning assistance. The Corporation also provides housing and automobile benefits to Mr. Fitzpatrick. The charitable gift program promotes the Corporation’s community and business reputation. The other benefits are reasonable and provide our executives a greater value than the cost of the benefits to the Corporation.

The Corporation also provides benefit programs that are available to employees on the same terms and conditions, such as medical and dental benefits, life insurance, disability insurance and an employee stock purchase plan. Because these benefits are not a component of our executive compensation program, these benefits are not described in this CD&A.

How does the Corporation determine the amount of each element to pay?

The amount of total annual pay for the NEOs, which consists of base salaries, annual performance bonuses and equity awards, is determined by the subjective judgment of the Committee.

1 The Corporation’s defined contribution savings program provides for contributions to tax-deferred, savings-style accounts from both the Corporation and employees. A tax-qualified plan and a non-qualified plan comprise the program. The investment risk of the program is born by employees.
2 The Corporation’s defined benefit retirement program is funded solely by corporate contributions. A tax-qualified plan and a non-qualified plan comprise the program. The Corporation bears the investment risk of this program.

The Committee does not use a formula. The process to consider total annual pay, which occurs in January of each year, is discussed in the Corporate Governance section of this proxy statement.

As part of the process to determine total annual pay, the Committee reviews information about executive pay at other companies. The Committee uses information prepared by the Committee’s consultant to assess the level of pay for the CEO (the “Peer Group”)1. The Committee also uses pay data from a financial services industry survey (the “Survey”)2 to assess the levels of pay for the entire NEO group and other senior management positions in the Corporation. The responsibilities of the NEOs, other than the CEO, are difficult to equate to responsibilities of named executive officers reported in the proxy statements of other companies. The Survey provides additional pay context and useful information, particularly for these NEO positions.

The Committee believes information about compensation of executives at other companies is important in understanding the market for executive pay. The information assists the Committee in setting reasonable levels of pay and supports the Committee’s compensation decisions. The decisions do not strictly adhere to the Peer Group or the Survey; pay is not automatically adjusted because of Peer Group or Survey data but the data are additional factors in the decisions.

•	Base Salaries

Base salaries for the NEOs have been below the median of base salaries of named executive officers of the Peer Group and the Survey. Although base salaries are reviewed at least annually, the Corporation does not have a routine practice of increasing base salaries on an annual basis.

After review of the individual performance of each NEO, with input from the CEO, the Committee may make adjustments to base salaries. Facts considered in adjusting NEO’s base salary include the scope of the NEO’s responsibilities in achieving the annual business plan, whether the NEO assumed additional responsibilities during the year, an assessment of the executive’s performance against individual and corporate objectives, leadership ability, an assessment of the position’s complexity and level of responsibility, the position’s importance to the Corporation in relation to other positions, and to a much lesser extent, the tenure of the NEO with the Corporation and in the current position.

•	Annual Performance Bonuses

Annual performance bonuses are paid as a multiple of base salaries.  The bonus maximum set for Mr. Fitzpatrick at the beginning of 2006 was four times his base salary, or $3,000,000, for possible total “base and bonus” of $3.75 million. If Mr. Fitzpatrick were awarded the bonus maximum, his total potential “base and bonus” compensation for 2006 would be approximately in the middle of comparable compensation paid in 2005 to CEOs in the Peer Group.

The bonus maximum set for the other NEOs was 2.75 times their base salary. Potential “base and bonus” compensation for the other NEOs would be approximately in the middle of comparable compensation paid in 2005 to similarly positioned NEOs in the Survey, and in the lower 25 percent of comparable compensation paid to similarly positioned NEOs in the Peer Group.

The Committee determines actual annual performance bonuses based on the achievement of corporate and individual performance goals, as discussed later in this CD&A.

•	Equity Awards

1 Sixteen companies comprise the Corporation’s Peer Group for purposes of the CEO benchmarking references in this proxy statement. These companies are: Affiliated Computer Services, AFLAC, Inc., Bank of New York, BB&T Corp., Capital One, Charles Schwab & Co., Inc., CIT Group Inc., Countrywide Financial, Fannie Mae, Fifth Third Bancorp, First Data, Freddie Mac, Mellon Financial, PNC Financial Services, State Street Corporation and Sun Trust Banks, Inc. The companies are in the financial services and data processing sectors with revenues, assets, net income, market value and workforce size that are within a range of the Corporation’s. The executive and director compensation data of the Peer Group is as reported in proxy statements filed in 2006, reporting pay for 2005.
2 Sixty-four companies in the financial services industry comprise the Survey, which is a Towers Perrin executive compensation database.

The determination of annual equity awards for the NEOs begins with an evaluation of the Corporation’s total equity budget. The Corporation has a policy of setting an annual equity budget of no more than two percent of the Corporation’s common stock outstanding as an appropriate allocation of shareholders’ equity to the workforce. At December 31, 2005, 413,136,8101 shares were outstanding. For 2006, the Corporation’s annual equity budget was 8,000,000 shares.2

The Corporation’s annual equity budget is reserved for management and rank-and-file employees, with additional shares allocated for management employees hired or promoted during the year and grants to employees upon business acquisitions. In 2006, total grants were approximately one million shares under the two percent threshold, or approximately 7,000,000 shares.

Shares reserved for management employees are allocated across officer levels. The allocation is based on the amount of responsibility and risk associated with each officer level and the number of individuals in each officer level. The allocation results in a “grant guideline” that the Committee and management follow to determine actual awards. As the Corporation’s annual equity budget has decreased and the workforce has increased, the stock option grant guidelines have generally decreased over time.

In recent years, the Corporation has made increasing use of performance stock for officers, including the NEOs. Grants of performance stock are used, in part, as a retention tool. Unlike stock options, performance stock has intrinsic value upon grant. If an officer who has been granted performance stock leaves the Corporation before the performance stock vests, he will forfeit the performance stock, losing that value.

The size of Mr. Fitzpatrick’s equity awards that were granted in 2006 was negotiated at the time that he assumed the position of CEO. In order to tie a significant portion of Mr. Fitzpatrick’s potential compensation to stock price performance under his leadership, the Corporation determined to make significant equity grants in each of the first two years that he serves as CEO (our shareholder-approved stock incentive plan restricts the size of these grants in any one year). For the other NEOs, the size of equity awards was determined by reference to the grant guidelines discussed above.

•	Retirement Benefits

Like other employees of the Corporation, NEOs are eligible to have retirement benefits provided through two types of programs: a defined contribution savings program and a defined benefit retirement program, although the latter is being eliminated. The determination of the amount of benefits provided under each of these programs varies.

The Corporation’s maximum contribution provided under the defined contribution savings program is eight percent of base salary plus annual performance bonus, but in no case more than eight percent of $725,000 of base salary and annual performance bonus. This amount was determined to be a reasonable corporate expense to assist employees in saving for their retirement. The ultimate benefit provided under this program depends on the extent to which employees make their own contributions to the program and the investment performance of their savings accounts.

With regard to the defined benefit retirement program, all benefit accruals under the program will end on June 30, 2009. Depending on an employee’s years of service with the Corporation, benefit accruals may end earlier. Of the five NEOs, only Ms. McCormack continues to accrue benefits under the program.

1 The Corporation completed a three-for-one stock split, in the form of a stock dividend, in June 2003. All references in this proxy statement to SLM or Sallie Mae stock and stock prices have been adjusted for the stock split. Due to the share repurchase program, the equity budget has decreased each year. At year end 2000, 492,434,535 shares of the Corporation were outstanding; at year end 2006, 410,616,812 shares were outstanding.
2 The Corporation’s 2006 equity grants in the form of “full value awards” and options are disclosed in Footnote 16 to the Consolidated Financial Statements appearing in the Form 10-K on page F-65.

Mr. Fitzpatrick and Mr. Andrews have guaranteed retirement benefits under their employment agreements. Mr. Fitzpatrick has currently accrued an annual retirement benefit of $208,000 for the rest of his life. He will accrue an annual benefit of $300,000 for life if he continuously works for the Corporation through age 60. Mr. Andrews has currently accrued an annual retirement benefit of $35,000 for the rest of his life. He will accrue an annual benefit of $135,000 for life if he continuously works for the Corporation through age 61.

In the cases of Messrs. Fitzpatrick and Andrews, the guaranteed retirement benefits described above were determined to be appropriate commitments by the Corporation, in light of the fact that both individuals joined our executive management team later in their careers.

Ms. McCormack has an individually negotiated agreement under which she accrues retirement benefits that she would have been eligible for had she remained continuously employed by the Corporation from her original hire date in 1986 and not had a break in her service for her period of employment with USA Group, Inc. from 1997 until we acquired that company in 2000. If Ms. McCormack becomes fully vested in this benefit, it is projected to provide an annual retirement benefit of $82,000 beginning at age 62, in addition to the $94,300 projected annual retirement benefit that she will otherwise accrue under the Corporation’s underlying retirement program.

•	Severance Benefits

As stated earlier, there are no formal severance arrangements for NEOs, with the exception of Mr. Fitzpatrick. In the event of involuntary terminations, severance arrangements are negotiated on a case-by-case basis.

Mr. Fitzpatrick’s severance benefits include vesting of equity awards and a cash payment. His initial cash severance benefit was three times his base salary plus three-year average annual performance bonus. This cash severance benefit diminishes ratably over the term of his employment agreement, but except following a change in control is never less than one times his base salary plus three-year average annual performance bonus. If his termination of employment follows within 24 months of a change in control, the minimum multiplier of one does not apply. Mr. Fitzpatrick’s severance arrangement was determined to be consistent with best practices.

The change in control severance plan applicable to the other NEOs provides for vesting of equity awards and a cash payment of two times base salary at change in control or termination of employment, whichever is greater, plus the average of two years’ annual performance bonuses at change in control or termination, whichever is greater. The Corporation determined that a multiplier of “two times” was consistent with best practices and would provide a benefit level to retain key executives who might otherwise preemptively seek new employment out of concern over or at the time of a possible change in control.

•	Non-Cash Benefits

The cost of non-cash benefits is de minimis.

How does each element of pay and the Corporation’s decision regarding that element of pay fit into the Corporation’s overall compensation objectives and affect decisions regarding other elements?

Seven elements of pay comprise the executive compensation program. How each element fits into the Corporation’s overall compensation objectives and how each element relates to other elements is described below.

•	Base salaries: Base salaries fit the compensation program objective of providing competitive pay as well as motivating and rewarding performance. Decisions about base salaries have an impact on the amount of retirement and cash severance benefits due to the NEOs because retirement and cash severance benefits are calculated by reference to base salaries. Since retirement and cash severance benefits are not significant in amount, the Committee does not re-visit the retirement and cash severance benefit programs each time base salaries are adjusted.

•	Annual performance bonuses: Annual performance bonuses fit the objective of pay for performance. Like base salaries, annual performance bonuses impact retirement and cash severance benefits. Since retirement and cash severance benefits are not significant in amount, the Committee does not re-visit these benefits each time annual performance bonuses are awarded.

•	Equity awards: Equity awards fit the objective of pay for performance. Equity awards do not impact retirement benefits. Equity awards vest upon certain termination of employment events, as explained in the Potential Payments upon Termination or Change in Control section in this proxy statement. Otherwise, unvested equity awards do not vest upon retirement.

•	Retirement benefits: Retirement benefits fit the objectives of providing competitive compensation and recognizing tenure. The Corporation does not emphasize retirement benefits. The retirement program was most recently reviewed by the Committee in May 2004, when the decision was made to discontinue benefit accruals under the defined benefit retirement program on a phased-out basis, with the final phase-out set for July 1, 2009. At the same time, the Committee decided to increase from six to eight percent the maximum corporate contribution to the Corporation’s defined contribution savings program. The Corporation’s decision to end the accrual of benefits under the defined benefit retirement program is consistent with the compensation program’s lack of emphasis on risk-free or safety-net pay.

•	Severance benefits: Severance benefits are tied to equity awards, base salary and annual performance bonuses. The change in control severance plan meets the objective of retaining executives through the negotiation and implementation of a change in ownership of the Corporation. Mr. Fitzpatrick’s severance arrangement also met the goal of securing his services as CEO in 2005, when his employment agreement was negotiated.

•	Opportunity to defer compensation: This benefit meets the objective of providing competitive compensation. The deferred compensation plan relates to other elements of pay in that base salary, annual performance bonuses and performance stock may be deferred. The plan is considered a tax-planning strategy for executives, not a benefit provided by the Corporation. The Corporation does not make contributions to the deferred compensation plan or pay “above market” rates of return. The compensation expense of investment earnings that accrue under the plan is offset by a hedging investment strategy.

•	Non-cash benefits: Non-cash benefits fit the objective of providing competitive compensation. Decisions about non-cash benefits do not impact other pay.

What decisions were made about 2006 total annual pay—base salaries, annual performance bonuses and equity awards—for the NEOs and why?

Base Salaries:  For 2006, Mr. Fitzpatrick’s annual base salary was the same as in 2005, $750,000, and was the lowest of the Peer Group. Mr. Fitzpatrick’s annual base salary was last adjusted in June 2005, when he assumed the position of CEO. The Committee determined not to adjust Mr. Fitzpatrick’s base salary in 2006 because of the Corporation’s lack of emphasis on fixed compensation and Mr. Fitzpatrick’s brief tenure in the CEO position.

Mr. Andrews’ annual base salary remained unchanged for 2006, as well. Mr. Andrews’ base salary was increased from $325,000 to $400,000 in June 2005, when he assumed the role of Chief Financial Officer. Base salaries for Ms. McCormack and Mr. Whorley increased from $325,000 to $400,000 and for Mr. Moehn from $300,000 to $350,000, in recognition of increases in their responsibilities and their individual performance.

Annual Performance Bonuses:  In January 2006, after review of the Corporation’s annual business plan, the Committee established the performance bonus plan (the “2006 Bonus Plan”). The 2006 Bonus Plan was established under the shareholder-approved SLM Corporation Incentive Plan and a maximum bonus amount was set in order to allow for tax deductibility of the awards.1 All members of management are eligible to participate in the 2006 Bonus Plan.

The Committee first set corporate performance goals under the 2006 Bonus Plan. The extent to which the goals are achieved is the basis for determining the amount of the total bonus pool available for all eligible participants in the 2006 Bonus Plan and, in combination with individual performance goals, the amount of each participant’s bonus award.

Five corporate performance goals were established. In deliberating about the corporate performance goals, the Committee considered several performance measures and determined to maintain the same categories and weightings as in 2005, as the overall business strategies and key drivers for earnings were not expected to change significantly from 2005 to 2006. Mr. Fitzpatrick and Mr. Andrews advised the Committee on the establishment of the corporate performance goals.

The chart below sets forth the five corporate performance goals and their weighting, which reflects each goal’s importance in achieving the business plan.

Corporate Performance Goals	Weighting

“Core earnings” earnings per share growth	25%
Preferred channel loan origination volume growth	20%
Fee income growth	20%
Operating expense control	20%
Cost of funds for new debt issuances	15%
Total	100%

Four of the five goals (the goals other than the “cost of funds for new debt issuances” goal) were regularly communicated to investors as key drivers for the Corporation’s growth and share price performance. Throughout 2006, management gave guidance that the Corporation estimated growth in these four areas as follows:

•	15 to 20 percent growth in “core earnings” earnings per share, over a baseline of $2.47 per diluted share (which excludes stock option expense and certain items disclosed separately in the Form 10-K);

•	15 to 20 percent growth in preferred channel loan originations, over a base line of $21.4 billion;

•	15 to 20 percent growth in “core earnings” fee and other income, over a base line of $878 million (which excludes gains and losses on sales of loans); and

•	5 percent growth in our operating expense “run rate,” over a base line of $1.1 billion (which excludes a one-time litigation settlement expense).

Targets set under the 2006 Bonus Plan were more aggressive than the growth targets communicated to investors and stated above, with the exception of the preferred channel loan origination volume growth target.2 Thus, in order to achieve 100 percent of the corporate performance award under the 2006 Bonus Plan, the growth targets as communicated to investors needed to be exceeded.

The corporate goals were communicated to all officers during the first quarter of 2006 and status reports of corporate achievement toward the goals were provided throughout the year to both the Committee and the officer group.

1 In order to allow for tax deductibility of bonuses paid to the NEOs, the 2006 Bonus Plan set a maximum bonus that may be earned by any individual in a given year. The maximum individual bonus is the lesser of $5 million and one percent of the Corporation’s “core earnings” net income for the year ($1.232b for 2006). The Committee then used its discretion and paid bonuses less than that amount. This tax-planning tool has been used since 1997 and frees the Committee to make decisions that it believes are appropriate from a business perspective, rather than decisions that are constrained or limited by the tax code.
2 For business confidentiality reasons, management has determined not to disclose the actual 2006 Bonus Plan growth targets for the four goals listed above or the fifth goal of “cost of funds for new debt issuances.”

Individual performance goals varied by position and included goals set within various business units. Mr. Fitzpatrick and the senior officer for human resources advised the Committee on individual performance goals.

The Committee considers individual performance, which is evaluated primarily subjectively, to be more important than corporate performance in making actual awards to NEOs. This is because the Corporation’s compensation philosophy maintains that if a business unit under the supervision of an individual executive does not contribute significantly to the achievement of the annual business plan, that executive should not automatically receive a significant bonus even if the overall corporate goals are achieved. In other words, a NEO who did not have a strong year should not automatically receive a top bonus in years when the Corporation as a whole had a strong business performance. Conversely, in a year in which the Corporation experiences a difficult business environment, a significant individual bonus may be warranted if a NEO’s performance was instrumental in setting the direction for future strong performance.

Maintaining discretion to evaluate a NEO’s individual performance is considered essential by the Committee in discharging its duties. The Committee does not follow a process of making rote calculations under set formulas to yield a NEO’s bonus payment. The Committee considers objective performance targets and then subjectively evaluates the achievement of the targets.

Actual Annual Performance Bonuses:  While the Corporation achieved significant growth targets under its business plan, including a 17 percent increase in “core earnings” earnings per share, performance under the 2006 Bonus Plan fell short of ambitious stretch targets. Management met the goal for cost of funds, but management missed the bonus plan targets for control of operating expenses and growth in fee income and “core earnings” earnings per share. The achievement of the goal for growth in preferred channel loan volume was significantly below plan. Bonus awards reflected this performance.

After discussions with Mr. Fitzpatrick regarding corporate and individual performance, the Committee awarded annual performance bonuses for the NEOs (other than Mr. Fitzpatrick) well below the bonus maximums set at the beginning of 2006. As a multiple of salary, annual performance bonuses ranged from 1.06 times base salary to 1.5 times base salary, below the maximum multiple of 2.75 times base salary. Annual performance bonuses were 15 to 14 percent lower than the prior year. Mr. Andrews’ annual performance bonus was reduced by the smallest percentage, in recognition of the significant increase in his responsibilities and his contributions to establishing long-term corporate strategies. Greater reductions occurred for the other NEOs reflecting their responsibilities over operational areas. Overall, these NEOs’ “base and bonus” compensation for 2006 ranged from the middle to below the lower 25 percent of comparable compensation paid to similarly positioned NEOs in the Survey and among the lowest of comparable compensation paid to similarly positioned NEOs in the Peer Group.

Similarly, Mr. Fitzpatrick’s bonus was less in 2006, $2.5 million, than in 2005, $2.625 million. The decrease is significant given the fact that Mr. Fitzpatrick’s maximum bonus potential of four times base salary as CEO was in effect for all of 2006, but for only seven months of 2005. Specifically, Mr. Fitzpatrick’s 2006 bonus was 83 percent of the maximum in 2006, compared to 100 percent of the maximum in 2005. The Committee considered the following strategic and operational goals in evaluating Mr. Fitzpatrick’s performance in 2006:

Strategic & Operational Goals	Assessment

Grow “core earnings” earnings per share, loan volume and fee income	Achieved mid-range targets of 17 percent increase in “core earnings” earnings per share and 16 percent increase in managed student loans. Grew internal brands 43 percent and fee income 20 percent

Adapt to repeal of single-holder rule	Net loan consolidation run-off exceeded plan

Achieve cost effective financing	Expanded fixed income investor base

Manage legislative and political risk	Initiated expanded grass roots and public relations programs

Sustain high levels of investor communications	Elevated the intensity of investor relations efforts to manage understanding and expectations of changing political environment; held investor conferences; met frequently with top shareholders

Manage risk and reputation	Strengthened corporate compliance program; continued to improve quality of disclosures; managed responses to major media challenges

Develop leadership	Improved executive bench strength

Maintain Board relationships	Continued effective corporate governance program

Equity Awards:  Mr. Fitzpatrick was granted options to purchase 1,000,000 shares of the Corporation’s common stock and 100,000 restricted stock units (“RSUs”). These equity awards were made pursuant to his employment agreement and have long-term vesting or retention requirements. The terms and conditions of the options and RSUs are described in footnotes to the Grants of Plan-Based Awards table in this proxy statement.

The remaining NEOs received stock options and performance stock consistent with the grant guidelines for officers at the level of Executive Vice President. The terms and conditions of these grants are described in the footnotes to the Grants of Plan-Based Awards table.

What changes were made to the overall executive compensation program in 2006? Have any changes been made so far in 2007?

One change was made in the overall executive compensation program in 2006. The Corporation adopted a change in control severance plan, which is described later in this proxy statement. Three changes have been made so far in 2007: we revised our share ownership guidelines; adopted a “clawback” policy applicable to bonuses and equity awards; and provided for the risk of forfeiture of dividends accumulating on unvested performance stock. Each of these changes is discussed below.

Share Ownership Guidelines:  The Corporation adopted share ownership guidelines in January 2000 and set aggressive ownership targets for officers at the level of Senior Vice President and above. In January 2007, the Corporation revised the ownership targets in recognition of changing demographics in the senior executive population and competitive trends.

Under the guidelines, ownership levels, which are expected to be achieved over a five-year period, are:

Title	Guideline

Chief Executive Officer	10 x Base Salary
Executive Vice President	5 x Base Salary
Senior Vice President	3 x Base Salary

The guidelines encourage continued ownership of a significant amount of the Corporation’s common stock acquired through equity awards, tying stock-based compensation to the Corporation’s objective of encouraging ownership.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; performance stock and performance stock units that vest upon the achievement of performance goals count upon vesting; on an after-tax basis, restricted stock and RSUs that vest solely upon the passage of time count upon grant; and on an after-tax basis, the extent to which vested stock options are “in-the-money.”

At February 28, 2007, each of the NEOs has satisfied the ownership guidelines. Eleven of the Corporation’s 19 other senior officers have achieved compliance with the ownership guidelines. Mr. Fitzpatrick’s ownership is approximately 131 times his base salary, far greater than the requirement.

Clawback Policy:  The 2007 annual performance bonuses and equity awards provide that, in its discretion as permitted by applicable law, the Board of Directors or a committee thereof may recoup compensation from an officer at the level of Senior Vice President and above if the officer is found to have engaged in fraud or intentional misconduct that led to a financial restatement and the officer was paid compensation during the 12-month period following the filing of a false financial statement, to the extent the compensation was attributable to the false financial statement.

Dividends on Unvested Stock:  Beginning with 2007 grants, dividends declared on unvested shares of performance stock will not be paid currently. Instead, amounts equal to such dividends will accumulate and will be subject to the same vesting schedule as the underlying shares of performance stock.

How are equity awards granted?

The Corporation grants stock options upon the following circumstances—annually, on a performance basis to eligible employees (“Annual Option Grants”) and upon initial hire, officer promotions, and acquisitions (“Event Driven Option Grants”).1 The Corporation grants performance stock annually to a select group of officers.

Annual Option Grants:  With the exception of Mr. Fitzpatrick’s 2005 grant, which was made at a regularly-scheduled March meeting of the Committee, all management Annual Grants have been made at a regularly-scheduled January Committee meeting in conjunction with annual performance evaluations of the management team. In the case of all management Annual Grants, the grant price is equal to the Corporation’s closing stock price on the date of the applicable meeting.

Until 2006, rank-and-file Annual Grants have been made at year-end or at the conclusion of the Corporation’s annual peak loan processing season. In all of these cases, the grant price is equal to SLM’s closing stock price on the grant date. For 2006, options were granted in conjunction with annual performance reviews for the rank-and-file employees. The grant price was the stock price on July 3, 2006, the first trading day following the Corporation’s effective date for merit reviews of July 1, 2006.

Event Driven Option Grants:  In the case of Event Driven Grants, the grant price is equal to SLM’s closing stock price on the date of the event. With regard to business acquisitions, the grant date for options is the date of the close of the acquisition.

1 Also, options may be granted at any time during the year under the Corporation’s replacement option program. This is because replacement options are automatically granted upon the exercise of an eligible underlying option. Generally, options granted after 2003 are not eligible for the Corporation’s replacement option program.

Documentation of Option Grants:  The Committee has authority to grant options under the Plans.1 In certain cases, the Committee has delegated grant-making authority to a Plan Subcommittee. The Plan Subcommittee is currently comprised of Mr. Fitzpatrick, in his role as Vice Chairman of the Board. An explanation of the types of grants made by the Committee and the Subcommittee and the documentation process for each follows.

Grants by the Committee:  The Committee makes the Annual Grant to all management employees and new hires and promotion grants to employees at the Senior Vice President level and above. The Committee makes these grants pursuant to its responsibilities to set executive management pay and in order to preserve the tax deductibility of option compensation.

Grants by the Subcommittee:  The Subcommittee makes grants typically in three situations: the Annual Grant to rank-and-file employees, upon acquisitions, and upon new hires and promotions below the Senior Vice President level. In all cases, the Subcommittee has been previously authorized by the Committee to make these grants. This process is designed to use the regularly-scheduled meetings of the full Committee for consideration of equity grants and to avoid the need to call interim Committee meetings for actual documentation of the grant.

Performance Stock Awards:  The Committee typically awards performance stock at a regularly-scheduled January Committee meeting in conjunction with annual performance evaluations of the management team. Performance stock is granted based on the Corporation’s closing stock price on the date of the applicable meeting.

Compensation and Personnel Committee Report

The Compensation and Personnel Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for 2006 and the Corporation’s 2007 proxy statement.

Compensation and Personnel Committee
Earl A. Goode, Chairman
Charles L. Daley
Diane Suitt Gilleland
Barry A. Munitz
Wolfgang Schoellkopf
Steven L. Shapiro

1 Options have been granted under three equity plans: the current SLM Corporation Incentive Plan, the expired SLM Corporation Management Incentive Plan and the Employee Stock Option Plan (the “Plans”).

SUMMARY COMPENSATION TABLE

The table below summarizes certain information on compensation awarded to, earned by or paid to each of the NEOs for the fiscal year ended December 31, 2006.

						Change in
				Stock	Option	Pension	All Other
		Salary		Awards	Awards	Value	Compensation	Total
Name and Principal Position	Year	($)	Bonus(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Thomas J. Fitzpatrick
Principal Executive Officer	2006	$750,000	$1,500,000	$7,811,931	$5,961,728	$413,578	$191,238	$16,628,475

C. E. Andrews
Principal Financial Officer & Executive Vice President	2006	400,000	360,000	370,018	202,936	136,661	88,984	1,558,599

June M. McCormack
Executive Vice President	2006	400,000	300,000	531,599	289,716	254,150	59,370	1,834,835

Kevin F. Moehn
Executive Vice President	2006	350,000	255,000	458,218	356,283	64,055	45,069	1,528,625

John F. Whorley, Jr.(6)
Executive Vice President	2006	400,000	255,000	511,138	289,716	58,552	59,472	1,573,878

(1)	Amounts disclosed as Bonus equal 60 percent of the pre-tax portion of the annual performance bonus earned under the 2006 Bonus Plan and awarded in cash. These amounts plus 40 percent of the pre-tax portion of the annual performance bonus paid in stock equal the total 2006 annual performance bonus earned and set forth below.

	Annual	Annual	Total 2006 Annual
	Performance	Performance Bonus	Performance
Name	Bonus in Cash	in Stock	Bonus

Fitzpatrick	$1,500,000	$1,000,000	$2,500,000
Andrews	360,000	240,000	600,000
McCormack	300,000	200,000	500,000
Moehn	255,000	170,000	425,000
Whorley	255,000	170,000	425,000

(2)	Amounts disclosed as Stock Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123R (“FAS 123R Expense”), without regard to estimation of forfeitures, for three types of Stock Awards: SLM stock earned under the Corporation’s 2006 Bonus Plan (“Annual Performance Bonus in Stock”), Performance Stock Awards, and RSUs. The fair value of performance stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation cost on a straight-line basis over the related vesting periods. The chart below shows the 2006 FAS 123R Expense for each type of Stock Award.

	Annual
	Performance Bonus	Performance	RSUs
	in Stock Expense	Stock Expense	Expense	Total
Name	($)(A)	($)(B)	($)(C)	($)

Fitzpatrick	$606,814	$128,567	$7,076,550	$7,811,931
Andrews	149,717	220,301	0	370,018
McCormack	200,000	331,599	0	531,599
Moehn	102,990	355,228	0	458,218
Whorley	108,757	402,381	0	511,138

(A)	The FAS 123R Expense for Annual Performance Bonus in Stock equals 40 percent of the annual performance bonus, after taxes and benefit plan deductions, earned under the 2006 Bonus Plan.

(B)	The FAS 123R Expense for Performance Stock Awards equals the sum of the amortized expense for 2006 for Performance Stock Awards granted in 2003, 2004, 2005 and 2006. The number of shares granted in 2006 as Performance Stock Awards is disclosed in the Equity Incentive Plan Awards column of the Grants of Plan-Based Awards table in this proxy statement. The grant date fair value of Performance Stock Awards granted in 2006 is disclosed in the Grant Date Fair Value of Stock and Option Awards column of this same table. The terms of the Performance Stock Awards granted in 2006 are described in footnotes to the table.

(C)	The FAS 123R Expense for RSUs equals the sum of the amortized expense for 2006 for RSUs granted each year from 2002 through 2006. The number of RSUs granted in 2006 is disclosed in the All Other Stock Awards column of the Grants of Plan-Based Awards table. The terms of the RSUs granted in 2006 are described in footnotes to the table.

The RSU expense reported for Mr. Fitzpatrick arises from awards made pursuant to his employment agreement that vest in part on May 31, 2008 and in part on May 31, 2009 based upon his continuous employment. However, vested shares are subject to a “hold until retirement” provision under which shares generally will not be issued until at least 6 months after Mr. Fitzpatrick’s termination of employment.

(3)	The FAS 123R Expense reported for Mr. Fitzpatrick arises from options granted in 2005 and 2006 pursuant to his employment agreement and are subject to stock price-vesting terms described in the Grants of Plan-Based Awards table below. As stated in the Compensation Discussion and Analysis, the Corporation agreed to grant those options in connection with Mr. Fitzpatrick becoming CEO in order to tie a significant portion of his potential compensation to stock price performance under his leadership. Additional information on these options is set forth below:

			Number of
	FAS 123R	Number of	Shares	Intrinsic
	Expense	Shares	Exercisable	Value of
	Reported	Subject to	as of	Options at
Option Grant	Above	Option	Year-End	Year-End

2005 Option	$2,367,339	1,000,000	0	$0

2006 Option	3,594,389	1,000,000	0	$0

Amounts disclosed as Option Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123R Expense, without regard to estimation of forfeitures of stock options granted in 2005 and 2006. Information on grant date fair value, applicable assumptions applied in valuing awards, and service period over which the FAS 123R Expense is recognized by the Corporation is reported in the table below:

	Grant Date	Expected	Risk-Free	Expected	Expected
	Fair Value	Term	Interest	Volatility	Dividend	Derived Service
Option Grant	($)	(years)	Rate (%)	(%)	Rate (%)	Period (years)

2006 Fitzpatrick	$11.47	4.0	4.49%	21.34%	1.58%	3.25 years
2005 Fitzpatrick	$9.02	3.3	3.90%	21.66%	1.52%	3.25 years for one-third
						4.26 years for two-thirds
2006 Moehn (11/20 grant)	$7.77	3.19	4.65%	19.82%	2.12%	1.0 year
2006 Other NEOs	$9.80	3.17	4.47%	20.39%	1.58%	1.125 years
2005 Other NEOs	$8.84	3.3	3.50%	21.48%	1.50%	1.125 years

(4)	Amounts disclosed as Change in Pension Value are the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans and arrangements (tax-qualified and non-qualified) from December 31, 2005 to December 31, 2006, using the assumptions disclosed on page F-67 of the Form 10-K. The Corporation does not pay any above market earnings on non-qualified deferred compensation plans.

(5)	The components of “All Other Compensation” are as follows:

	Employer						Tax Gross-
	Contributions		Personal Benefits				up on
	To Defined	Gifts to	Medical			Financial	Financial
	Contribution	Charities	Benefits	Housing	Auto	Planning	Planning
Name	Plans(A)	(B)	(C)	(D)	(E)	(F)	Benefit(G)	Total

Fitzpatrick	$50,057	$100,000	$3,821	$16,262	$14,438	$3,850	$2,810	$191,238
Andrews	58,189	20,400	3,821	0	0	3,800	2,774	88,984
McCormack	24,159	25,000	3,821	0	0	4,425	1,965	59,370
Moehn	26,313	10,700	3,821	0	0	2,871	1,364	45,069
Whorley	32,651	23,000	3,821	0	0	0	0	59,472

(A)	Amounts credited to the Corporation’s tax-qualified defined contribution and non-qualified defined contribution plans.

The combination of both plans provides NEOs with a two percent employer contribution and up to a six percent matching contribution on base salary and annual performance bonus, up to total covered compensation of $725,000, with the exception of Ms. McCormack, who is provided up to a six percent matching contribution on total annual base salary.

(B)	Amounts contributed under the Corporation’s matching gift program to charitable organizations. Under the matching gift program in place in 2006, the Corporation contributed three dollars for each dollar contributed by a NEO (as well as all other officers of the Corporation) to post-secondary educational institutions, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributed two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $10,000 per year. The Corporation contributed one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $5,000 per year. Notwithstanding the above limits for each category, aggregate matching contributions by the Corporation are limited to $25,000 per officer in any single plan year. Mr. Fitzpatrick participates in the director’s matching gift program, which is described in the Director Compensation section of this proxy statement.

(C)	Amounts paid for insurance premiums for medical expenses not covered by the Corporation’s all-employee health care plan. This benefit is provided to officers at the level of Vice President and above.

(D)	Incremental cost to the Corporation for providing a townhouse in Reston, Virginia. Maintenance costs include: real estate taxes, homeowner’s insurance, neighborhood association fees, repairs and improvements, utilities, lawn and housekeeping services, and pest control. The increase in the value of the property exceeded the Corporation’s cost of funds to finance the property. Accordingly, the Corporation did not incur any incremental financing cost due to its ownership of the property.

(E)	Incremental cost to the Corporation for providing a vehicle. The costs include: annual lease payment, insurance, personal property taxes and maintenance.

(F)	The Corporation provides an annual financial planning benefit of up to $5,000 for Senior Vice Presidents and above and up to $10,000 for the CEO. Amounts paid on behalf of each NEO are listed above.

(G)	The amount paid for the financial planning benefit is imputed as income and “grossed” up for all taxes.

(6)	Mr. Whorley resigned from the Corporation in January 2007.

GRANTS OF PLAN-BASED AWARDS

		Equity		All Other
		Incentive Plan	All Other	Option Awards:
		Awards:	Stock Awards:	Number		Exercise or	Grant Date
		Number of	Number of	of Securities		Base Price	Fair Value of
		Shares of	Shares of	Underlying		of Option	Stock and
		Stock or Units	Stock or Units	Options		Awards	Option Award
Name	Grant Date	(#)	(#)	(#)		($/Share)	($)(6)
Fitzpatrick	1/26/06
	1/26/06		100,000 (1)				$5,582,000
	1/26/06			1,000,000	(2)	$55.82	$11,473,400

Andrews	1/26/06
	1/26/06	7,000 (3)					$390,740
	1/26/06			25,000	(4)	55.82	$245,025

McCormack	1/26/06
	1/26/06	7,000 (3)					$390,740
	1/26/06			30,000	(4)	55.82	$294,030

Moehn	1/26/06
	1/26/06	7,000 (3)					$309,740
	1/26/06			30,000	(4)	55.82	$294,030
	11/20/06			61,255	(5)	47.20	$476,325
	11/20/06			15,790	(5)	47.20	$122,785

Whorley	1/26/06
	1/26/06	7,500 (3)					$418,650
	1/26/06			30,000	(4)	55.82	$294,030

(1)	Mr. Fitzpatrick was granted 100,000 RSUs. The RSUs vest on May 31, 2009 based on continuous employment, but vested shares will be subject to a “hold until retirement” provision. The RSUs also vest upon death, disability, change in control of the Corporation, termination by Mr. Fitzpatrick for good reason or termination by the Corporation without cause. Dividends are credited at the same time and in the same amount as dividends are declared on the Corporation’s common stock, but are subject to the same deferred delivery applied to shares issuable under the RSUs.

(2)	Mr. Fitzpatrick was granted options on 1,000,000 shares of SLM common stock. The options have a 10-year term and a grant price equal to the closing price of SLM common stock on the date of grant of the options. The options will vest upon the achievement of stock price-vesting targets, but no earlier than May 31, 2008, subject to Mr. Fitzpatrick remaining employed as CEO through the vesting date. The price-vesting targets are, for each one-third of the options, the stock price reaching 125 percent ($69.78), 133 percent ($74.24) and 150 percent ($83.73) of the grant price for five consecutive trading days. Once vested, the first one-third of the options may be exercised on and after May 31, 2008; the remaining two-thirds of the options may not be exercised before May 31, 2009. In any event, the options vest on the eighth anniversary of their grant date so that the Corporation may use the Black-Scholes model to calculate fair value under FAS 123R. Also, the options vest upon death, disability, change in control of the Corporation, termination by Mr. Fitzpatrick for good reason or termination by the Corporation without cause.

Vested options may be exercised through their 10-year term, but in the case of death or disability, options may be exercised until the earlier of the expiration of their term or one year from the date of termination of employment due to death or disability.

(3)	NEOs other than Mr. Fitzpatrick were granted performance stock. Up to 25 percent of the performance stock will vest upon the later of the first anniversary of the grant date and the date that the Corporation announces its 2006 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core earnings” net income business plan target for the 2006 fiscal year of $1.283 billion; up to 25 percent will vest upon the later of the second anniversary of the grant date and the date that the Corporation announces its 2007 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core earnings” net income business plan target for the 2007 fiscal year; and up to 50 percent, plus any performance stock that remains unvested under the 2006 and 2007 vesting targets, will vest upon the later of the third anniversary of the Grant Date and the date that the Corporation announces its 2008 fiscal year results and the number of shares vesting will be based on the extent to which the Corporation achieves its “core earnings” net income business plan target for the 2008 fiscal year. The extent of vesting of performance stock based on under achievement of the 2006 and 2007 “core earnings” net income business plan targets and the extent of vesting of any remaining unvested performance stock based on under or over-achievement of the 2008 “core earnings” net income business plan target will be interpolated on a straight-line basis. For example, if 90 percent of the target is achieved, 90 percent of the performance stock eligible to become vested will vest. Shares of unvested performance stock are forfeited upon the executive’s termination of employment; however, unvested performance stock vests upon death, disability, job abolishment or change in control of the Corporation. Cash dividends are paid on unvested performance stock at the same time and in the same amount as dividends are declared on the Corporation’s common stock.

(4)	NEOs, other than Mr. Fitzpatrick, were granted these options. The options have a 10-year term and a grant price equal to the closing price of SLM common stock on the date of grant of the options. Options granted vest upon the stock price reaching 120 percent ($66.98) of the grant price for five trading days, but no earlier than 12 months from the grant date. The options also vest on the eighth anniversary of their grant date so that the Corporation may use the Black-Scholes model to calculate fair value under FAS 123R. The options vest upon death, disability, job abolishment or change in control of the Corporation.

(5)	Mr. Moehn received these options under the Corporation’s replacement option program. Under the replacement option program, officers and directors are eligible to receive new options upon their exercise of vested options in an amount equal to the number of shares needed to pay the exercise price for the original option. Replacement options vest one year from their grant date. The options also vest upon death, disability, job abolishment or change in control of the Corporation. Generally, options granted to officers after 2003 are not eligible for replacement options.

(6)	The grant date fair market value for stock options granted in 2006 and the assumptions used to calculate this value are disclosed in footnote (3) to the Summary Compensation table in this proxy statement.

NARRATIVE DISCUSSION OF COMPENSATION ARRANGEMENTS

On May 19, 2005 the Corporation entered into an employment agreement with Mr. Fitzpatrick to serve as Chief Executive Officer. The term of the agreement is for the three-year period beginning June 1, 2005 and ending May 31, 2008. The term may be extended through June 1, 2010 upon the agreement of both parties. The agreement supersedes the employment agreement entered into in January 2002 between the Corporation and Mr. Fitzpatrick as Chief Operating Officer.

The material terms of the employment agreement provide for grants of equity awards. A total of 2,300,000 stock options and 200,000 RSUs were negotiated and have been granted under the agreement. The terms of the equity awards create value for Mr. Fitzpatrick if the Corporation’s share price increases over a long period of time. The material terms of these equity awards are described in footnotes to the Grants of Plan-Based Awards table in this proxy statement.

The employment agreement provides for payments and benefits upon Mr. Fitzpatrick’s termination of employment. These are described in footnotes to the Potential Payments Upon Termination table in this proxy statement. The employment agreement also provides for a pension benefit. This benefit is disclosed in the Pension Benefits table.

In 2003, the Corporation entered into an employment agreement with Mr. Andrews upon his initial employment with the Corporation. Under this agreement, Mr. Andrews was awarded options to purchase 600,000 shares of SLM common stock, subject to price-vesting targets. Of these 600,000 stock options, 200,000 remain unvested. The vesting terms are disclosed in footnotes to the

Outstanding Equity Awards at Fiscal Year End table. Mr. Andrews is entitled to a pension benefit under his employment agreement. This benefit is disclosed in the Pension Benefits table.

In 2004, the Corporation entered into an agreement with Ms. McCormack to provide her with additional retirement benefits in which she will vest ratably over five years. These benefits are disclosed in the Pension Benefits table.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

The table below sets forth information regarding options and stock awards that were outstanding as of December 31, 2006.

		Option Awards				Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan
									Plan		Awards:
									Awards:		Market or
									Number		Payout
									of		Value of
									Unearned		Unearned
								Market	Shares,		Shares,
			Number of					Value of	Units or		Units or
		Number of	Securities					Shares or	Other		Other
		Securities	Underlying			Number of		Units of	Rights		Rights
		Underlying	Unexercised	Option		Shares or Units		Stock That	That		That
		Unexercised	Options (#)	Exercise	Option	of Stock That		Have Not	Have Not		Have Not
	Grant	Options (#)	Unexercisable	Price	Expiration	Have Not Vested		Vested	Vested		Vested
Name	Date	Exercisable	(1)	($)	Date	(#)(2)		($)(3)	(#)(4)		($)(3)
Fitzpatrick	1/25/01	161,016	0	$20.9583	1/31/2010	—		—	—		—
	7/24/01	29,619	0	25.9333	6/14/2010	—		—	—		—
	7/25/01	2,430	0	27.0333	8/13/2007	—		—	—		—
	7/25/01	317,148	0	27.0333	7/16/2008	—		—	—		—
	1/23/02	396,756	0	29.0666	1/15/2011	—		—	—		—
	1/24/02	1,800,000	0	28.6666	1/24/2012	—		—	—		—
	1/28/03	900,000	0	35.20	1/28/2013	—		—	—		—
	3/17/05	0	1,000,000	49.88	3/17/2015	—		—	—		—
	1/26/06	0	1,000,000	55.82	1/26/2016	—		—	—		—
	1/27/05	—	—	—	—	—		—	10,000		$487,700
	6/1/05	—	—	—	—	93,386	(5)	$4,554,435	—		—
	1/26/06	—	—	—	—	102,496	(5)	$4,998,730	—		—

Andrews	2/24/03	400,000	200,000	35.6233	2/24/2013	—		—	—		—
	1/26/06	0	25,000	55.82	1/26/2016	—		—	—		—
	1/26/06	—	—	—	—	—		—	7,000		$341,390

McCormack	1/24/02	79,980	0	28.6666	1/24/2012	—		—	—		—
	5/28/03	14,415	0	38.4433	5/10/2011	—		—	—		—
	5/28/03	100,368	0	38.4433	1/24/2012	—		—	—		—
	5/30/03	60,000	0	40.00	1/24/2012	—		—	—		—
	1/29/04	25,000	0	37.87	1/29/2014	—		—	—		—
	1/27/05	0	30,000	50.75	1/27/2015	—		—	—		—
	1/26/06	0	30,000	55.82	1/26/2016	—		—	—		—
	1/28/03	—	—	—	—	—		—	4,500		$219,465
	1/29/04	—	—	—	—	—		—	2,500		$121,925
	1/27/05	—	—	—	—	—		—	5,000	(6)	$243,850
	1/26/06	—	—	—	—	—		—	7,000		$341,390

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
								Number	Payout
								of	Value of
								Unearned	Unearned
							Market	Shares,	Shares,
			Number of				Value of	Units or	Units or
		Number of	Securities				Shares or	Other	Other
		Securities	Underlying			Number of	Units of	Rights	Rights
		Underlying	Unexercised	Option		Shares or Units	Stock That	That	That
		Unexercised	Options (#)	Exercise	Option	of Stock That	Have Not	Have Not	Have Not
	Grant	Options (#)	Unexercisable	Price	Expiration	Have Not Vested	Vested	Vested	Vested
Name	Date	Exercisable	(1)	($)	Date	(#)(2)	($)(3)	(#)(4)	($)(3)
Moehn	5/22/02	18,480	0	32.8733	5/10/2011	—	—	—	—
	1/28/03	46,200	0	35.20	1/28/2013	—	—	—	—
	1/29/04	2,640	0	37.87	1/29/2014	—	—	—	—
	11/23/04	70,957	0	50.92	1/24/2012	—	—	—	—
	1/27/05	0	30,000	50.75	1/27/2015	—	—	—	—
	1/26/06	0	30,000	55.82	1/26/2016	—	—	—	—
	11/20/06	0	61,255	47.20	1/24/2012	—	—	—	—
	11/20/06	0	15,790	47.20	7/29/2014	—	—	—	—
	1/28/03	—	—	—	—	—	—	4,500	$219,465
	1/29/04	—	—	—	—	—	—	2,500	$121,925
	7/29/04	—	—	—	—	—	—	2,500	$121,925
	1/27/05	—	—	—	—	—	—	5,000	$243,850
	1/26/06	—	—	—	—	—	—	7,000	$341,390

Whorley	1/27/05	0	30,000	50.75	1/27/2015	—	—	—	—
	1/26/06	0	30,000	55.82	1/26/2016	—	—	—	—
	1/28/03	—	—	—	—	—	—	9,000	$438,930
	1/29/04	—	—	—	—	—	—	5,000	$243,850
	1/27/05	—	—	—	—	—	—	5,000	$243,850
	1/26/06	—	—	—	—	—	—	7,500	$365,775

(1)	All options reported in this column are subject to price-vesting targets (except for the grant on 11/20/06, which vest one year from grant date). For the options granted to Mr. Fitzpatrick in 2005, the price-vesting targets are: for each one-third of the option grant, the stock price reaching 125 percent ($62.35), 133 percent ($66.34) and 150 percent ($74.82) of the grant price for five consecutive trading days. For the options granted to Mr. Fitzpatrick in 2006, the price-vesting targets are as follows: for each one-third of the options, the stock price reaching 125 percent ($69.78), 133 percent ($74.24) and 150 percent ($83.73) of the grant price for five consecutive trading days. For the 200,000 options granted to Mr. Andrews in 2003, the options vest upon the stock price reaching $61.55. All other options reported in this column vest upon the share price reaching 120 percent ($60.90 for options granted in January 2005 and $66.98 for options granted in January 2006) of the option exercise price for five trading days, but no earlier than 12 months from the grant date. All options disclosed in this column vest on the eighth anniversary of their grant date so that the Corporation may use the Black-Scholes model to calculate fair value under FAS 123R. Also, all options disclosed in this column vest upon death, disability, or change in control of the Corporation. Solely with regard to options granted to Mr. Fitzpatrick, his options vest upon Mr. Fitzpatrick terminating his employment for good reason or the Corporation terminating his employment without cause, as those terms are described in the Potential Payments Upon Termination or Change in Control section in this proxy statement.

(2)	RSUs granted to Mr. Fitzpatrick are disclosed in this column. The RSUs vest upon the passage of time; they are not subject to performance vesting terms. The RSUs granted in 2005 vest on May 31, 2008 and those granted in 2006 vest on May 31, 2009, subject to Mr. Fitzpatrick’s continuous employment.

(3)	Market value of shares or units is calculated based on the closing price of SLM stock on December 29, 2006, $48.77.

(4)	Performance stock granted to NEOs is disclosed in this column. Performance stock granted in 2003, 2004 and 2005 vests as follows: 40 percent vests on the third anniversary of the grant date and the remaining 60 percent vests on the fifth anniversary of the grant date; in all cases only upon the achievement of “core earnings” net income for the fiscal year in which vesting is scheduled to occur. Performance stock granted in 2006 vests: 25 percent upon the achievement of the 2006 “core earnings” net income business plan target of $1.283 billion, an additional 25 percent vests upon the achievement of the 2007 “core earnings” net income business plan target and the remaining 50 percent shall vest upon achievement of the 2008 “core earnings” net income business plan target. In addition, to the extent the “core earnings” net income business plan target is under- or over-achieved in any year, the target number of shares of performance stock that may vest in that year shall be interpolated on a straight-line basis. The performance stock vests upon death, disability, job abolishment and change in control of the Corporation.

(5)	Includes dividend equivalents credited to unvested RSUs at the same time and in the same amount as dividends declared on the Corporation’s common stock. The underlying grants of RSUs are 90,000 in 2005 and 100,000 in 2006.

(6)	These shares of performance stock were deferred at the election of Ms. McCormack and are also reported in the Aggregate Balance at Last FYE column of the Non-Qualified Deferred Compensation table in this proxy statement.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

The table below sets forth information regarding amounts realized from options that were exercised and stock awards that vested during the 2006 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Fitzpatrick(1)	0	$0	480,235	$23,421,061
Andrews(2)	0	0	10,985	625,878
McCormack(3)	0	0	3,000	170,490
Moehn(4)	180,801	2,814,609	3,000	170,490
Whorley(5)	0	0	6,000	340,980

(1)	480,235 RSUs (the original grant of 450,000 plus accumulated dividends) vested on December 31, 2006. These RSUs were granted to Mr. Fitzpatrick under his 2002 employment agreement and were granted in 2002, 2003, and 2004. The market price on the day of vesting was $48.77. Mr. Fitzpatrick did not take possession of these shares. Receipt of the shares is deferred until January 1st of the year following termination of employment. The value of these shares is also reported in the Non-Qualified Deferred Compensation table in this proxy statement.

(2)	Mr. Andrews acquired 985 shares with a market price of $56.83 on January 27, 2006, upon the vesting of his 10% bonus award granted for taking the prior year’s bonus in all company stock. He also acquired 10,000 shares with a market price of $56.99 on February 24, 2006, upon the vesting of a performance stock award granted in 2003.

(3)	Ms. McCormack acquired 3,000 shares with a market price of $56.83 on January 28, 2006, upon vesting of a performance stock award granted in 2003.

(4)	Mr. Moehn exercised 17,360 stock options on November 20, 2006, with an exercise price of $37.87 and market price of $47.14; 100,985 stock options on November 20, 2006, with an exercise price of $28.6666 and market price of $47.26; 6,714 stock options on November 20, 2006, with an exercise price of $35.6666 and market price of $47.14; 20,000 stock options on November 20, 2006, with an exercise price of $37.31 and market price of $47.26; 13,800 stock options on December 20, 2006, with an exercise price of $35.20 and market price of $50.00; 18,749 stock options on December 20, 2006, with an exercise price of $35.6666 and market price of $49.00; and 3,193 stock options on December 20, 2006 with an exercise price of $35.6666 and market price of $50.00. He acquired 3,000 shares with a market price of $56.83 on January 28, 2006, upon the vesting of a performance stock award granted in 2003.

(5)	Mr. Whorley acquired 6,000 shares with a market price of $56.83 on January 28, 2006, upon vesting of a performance stock award granted in 2003.

PENSION BENEFITS AT 2006 FISCAL YEAR END

The table below provides information about the present value as of December 31, 2006 of the NEOs’ accumulated pension benefits under the Corporation’s tax-qualified and non-qualified pension plans (the “Pension Plans”), based on the assumptions described in footnote (1).

Effective July 1, 2004, the Pension Plans were frozen with respect to new entrants and participants with less than five years of service. Effective July 1, 2006, the Pension Plans were frozen with respect to employees as of June 30, 2004 who had five to nine years of service. No further benefits will accrue with respect to these participants under the Pension Plans, other than interest accruals. Employees as of June 30, 2004 who had ten or more years of service will continue to accrue benefits under the Pension Plans through June 30, 2009. Of the NEOs, only Ms. McCormack continues to accrue benefits under the Pension Plans.

Benefits under the Pension Plans are credited using a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant’s compensation (base salary and annual performance bonus) for the current pay period (“Pay Credits”). The applicable Pay Credit percentage is determined by the number of years of service the participant has with the Corporation. The Pay Credit percentages are as follows: 4% for 0-4 years of service; 5% for 5-9 years of service; 6% for 10-13 years of service; 7% for 14-16 years of service; 8% for 17-19 years of service; 9% for 20-24 years of service; and 10% for 25 and more years of service. In addition to Pay Credits, participants’ accounts are credited quarterly with an interest amount that is based on the interest rate on 30-year U.S. Treasury securities.

The accumulated benefit a participant earns over his or her career is payable upon termination of employment. Benefits may be paid in the form of a lump sum or one of several monthly annuity options. The normal retirement age is 62.

If an individual participated in the Corporation’s prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant (“grandfathered participant”) will receive the greater of the benefits calculated under the prior plan, which uses a final average compensation formula, or under the cash balance formula. None of the NEOs are “grandfathered participants.”

The Corporation’s non-qualified pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the tax-qualified pension plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. The non-qualified plan does not provide any other benefits.

As discussed earlier in this proxy statement, individually-negotiated retirement benefit plan arrangements are in force with Mr. Fitzpatrick, Mr. Andrews and Ms. McCormack. Mr. Fitzpatrick is entitled to a retirement payment, which generally assures him of a single life annuity of $300,000 per year if he works continuously for the Corporation through age 60. This payment is offset by any amounts paid under the Pension Plans. Mr. Andrews is entitled to a pension benefit of a single life annuity of $135,000 beginning at age 61, offset by any amounts paid under the Pension Plans. Ms. McCormack is entitled to accrue retirement benefits that she would have been eligible for had she remained continuously employed by the Corporation from her original hire date in 1986 and not had a break in service for her period of employment with USA Group, Inc. from 1997 to 2000. If Ms. McCormack becomes fully vested in this benefit (the benefit vests ratably over five years beginning in 2004), it is projected to provide a single life annuity of $82,000 beginning at age 62, in addition to the $94,300 projected annual retirement benefit that she will otherwise accrue under the Pension Plans.

Other than the benefit provided to Ms. McCormack as described above, the Corporation does not have a policy for granting extra pension service.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Fitzpatrick	Tax-Qualified Plan	7.8333	$108,252
	Supplemental Plan		1,000,211
	Individual Agreement		1,594,372	$0

Andrews	Tax-Qualified Plan	2.9167	17,817
	Supplemental Plan		20,221
	Individual Agreement		439,625	0

McCormack	Tax-Qualified Plan	20.75 (2)	373,782
	Supplemental Plan		463,973
	Individual Agreement		731,153	0

Moehn	Tax-Qualified Plan	11.4167	92,388
	Supplemental Plan		211,671
	Individual Agreement		0	0

Whorley	Tax-Qualified Plan	10.3333 (2)	123,493
	Supplemental Plan		250,179
	Individual Agreement		0	0

(1)	Accumulated benefits are based on service, compensation (base salary and annual performance bonus) and if applicable, Pay Credits as described above considered by the plans and agreements for the period through December 31, 2006. For purposes of calculating the present value of accumulated benefits under the tax-qualified and supplemental plans, Interest Credits are assumed to be 5 percent each year to age 62. The interest rate used to discount the resulting lump sum back to December 31, 2006 is 5.75 percent. For purposes of calculating the present value of accumulated benefits for individual agreements, it is assumed that individuals receive an annuity payment for the rest of their lives beginning on December 31, 2006. Life expectancy is determined by the RP-2000 White Collar Employees Mortality Table for males and females. The interest rate used to discount the annuity payments back to December 31, 2006 is 5.75 percent. No turnover, salary increases, or pre-retirement mortality were assumed to occur.

(2)	Includes service with USA Group, an acquired company.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2006

The table below provides information about the non-qualified deferred compensation of the NEOs in 2006.

Under the plan, which is available to key employees, eligible employees may elect to defer up to 100 percent of their annual performance bonus, 100 percent of performance stock, and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts; participants are general creditors of the Corporation with regard to their accounts.

The Corporation makes contributions to the plan only if, and to the extent, a participant’s deferral under this plan reduces the corporate contribution that would have been made under the Corporation’s tax-qualified defined contribution plan. No such contributions were made for any NEO for 2006.

Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. SLM stock is one of the available investment funds. Earnings credited do not constitute an “above-market interest rate” as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be paid either 12 months following separation of service or by January 31 following an age elected by the participant and at least 12 months following separation of service. (NEOs who have elected to have their account

“invested” in SLM stock will receive their account six months following separation from service.) Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to the Corporation. The timing of the payment of accounts may be changed, but the change must delay distribution for at least five years beyond the original distribution date, must be made at least 12 months before the original distribution date, and will not be effective until 12 months after the subsequent election is made. Accounts may also be paid while a participant is “in service.”

As described earlier, under the terms of Mr. Fitzpatrick’s employment agreement, delivery of vested RSUs, including dividend equivalents, is deferred until Mr. Fitzpatrick’s termination of employment.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance
Name	Last FY ($)(1)	Last FY ($)	FY ($)	Distributions ($)	at Last FYE ($)
Fitzpatrick(2)	$0	$0	$(1,990,044)	$0	$18,279,512
					23,421,069
Andrews	0	0	0	0	0
McCormack	280,000	0	(147,907)	0	1,876,470
Moehn	0	0	12,497	0	377,511
Whorley	0	0	0	0	0

(1)	Amounts disclosed in this column are also disclosed in the Summary Compensation Table in this proxy statement.

(2)	This amount is the value of Mr. Fitzpatrick’s RSUs that vested on December 31, 2006, but will not be paid to him until after his termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation that would have become payable to each of the NEOs under existing plans and arrangements if the NEO’s employment had terminated and/or a change in control had occurred on December 31, 2006, given his or her compensation and service levels as of December 31, 2006 and, if applicable, based on the Corporation’s closing stock price on that date of $48.77. The compensation and benefits disclosed in the tables are in addition to compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options, and benefits available generally to all employees, such as distributions under the Corporation’s retirement programs, disability plans and accrued vacation pay. In addition, in connection with any actual termination of employment or change in control, the Corporation may determine to enter into an agreement or to establish an arrangement providing additional compensation or benefits or amending the terms of compensation and benefit arrangements described below, as the Board or the Compensation Committee determines appropriate.

The actual amounts that would be paid upon a NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Corporation’s stock price and the executive’s age.

As described in the CD&A, Mr. Fitzpatrick has an employment agreement which provides for payments in certain events of termination of his employment. No other NEO has an individually negotiated employment or severance agreement with the Corporation. NEOs other than Mr. Fitzpatrick are participants in the change in control severance plan.

Fitzpatrick Employment Agreement.  If Mr. Fitzpatrick’s employment is terminated by the Corporation without cause or by Mr. Fitzpatrick for good reason, unvested options and RSUs vest and Mr. Fitzpatrick will receive a lump sum cash payment equal to his salary and three-year average annual bonus multiplied by the number of months remaining in the term of the agreement divided by twelve, but in no event will the “multiplier” be less than one. If his termination under either of these conditions follows within 24 months of a change in control, the lump sum cash payment is calculated without reference to the minimum “multiplier” of one. (As of December 31, 2006, 17 months remained in the term of Mr. Fitzpatrick’s agreement, and that number may be extended by 12 months if both Mr. Fitzpatrick and the Corporation elect to do so.) If a change in control occurs, regardless of whether a termination of employment occurs, Mr. Fitzpatrick’s unvested stock options and RSUs vest. Change in control payments are subject to being grossed-up for any excise taxes payable by Mr. Fitzpatrick and for taxes payable on the grossed-up amounts.

If Mr. Fitzpatrick’s employment is terminated by the Corporation without cause or by Mr. Fitzpatrick for good reason, Mr. Fitzpatrick will also be entitled to receive a lump sum cash payment equal to his three-year average annual bonus pro-rated for the year of termination based upon the portion of the year that elapsed prior to termination.

If Mr. Fitzpatrick’s employment is terminated by the Corporation without cause or by Mr. Fitzpatrick for good reason, Mr. Fitzpatrick will receive an annual retirement benefit equal to $271,417, offset by any amount paid under the Corporation’s regular retirement program. If such termination follows within 24 months of a change in control, the annual retirement benefit equals $300,000.

If Mr. Fitzpatrick dies or becomes disabled, unvested options and RSUs vest and Mr. Fitzpatrick will receive a lump sum cash payment equal to his three-year average annual bonus pro-rated for the year of termination based upon the portion of the year that elapsed prior to termination. In addition, following Mr. Fitzpatrick’s death or disability, Mr. Fitzpatrick and/or his beneficiaries will receive his supplemental retirement plan accrued through this termination of employment ($208,000 as of December 31, 2006). After termination of Mr. Fitzpatrick’s employment with the Corporation for any reason other than by the Corporation for cause or by Mr. Fitzpatrick without good reason, he and his family are entitled to continue to participate in the medical and dental insurance programs available to the Corporation’s executives generally for the greater of the number of months remaining in the term of the agreement and one year, and he is entitled to participate at the Board member level in the Corporation’s matching contribution program for one year.

If Mr. Fitzpatrick’s employment is terminated by the Corporation for cause, Mr. Fitzpatrick will forfeit any unexercised stock options and RSUs granted under the agreement and any supplemental retirement benefits accrued under the agreement. If Mr. Fitzpatrick terminates his employment without good reason, he forfeits unvested stock options and RSUs granted under the agreement and receives his supplemental retirement plan accrued through this termination of employment ($208,000 as of December 31, 2006).

For purposes of Mr. Fitzpatrick’s employment agreement, change in control generally means the occurrence of any of the following events: (i) any person unrelated to the Corporation acquires more than 50 percent of the then outstanding voting stock; (ii) a majority of the Board of Directors is replaced within a 12-month period other than in specific circumstances; (iii) the consummation of a merger or consolidation of the Corporation that results in the shareholders of the Corporation immediately before the merger or consolidation owning immediately following such merger or consolidation less than fifty percent (50%) of the combined voting power of the corporation which survives the transaction, unless, under certain circumstances, Mr. Fitzpatrick remains chief executive officer or chairman of the ultimate parent of such surviving corporation; or (iv) a sale of all or substantially all of the assets of the Corporation.

Termination for cause generally means a determination by the Board of Directors that there has been a failure of Mr. Fitzpatrick to perform under the agreement and such failure remains uncured, or that Mr. Fitzpatrick has committed an act of misconduct, which means (i) embezzlement, fraud, commission of a felony, breach of fiduciary duty or deliberate disregard of material Corporation policies; (ii) personal dishonesty materially injurious to the Company; (iii) unauthorized disclosure of any proprietary information; or (iv) competing with the Corporation while employed or within at least a two-year period (or in some instances longer) after termination of employment.

For good reason generally means (i) a material reduction in Mr. Fitzpatrick’s position; (ii) a reduction in Mr. Fitzpatrick’s base salary or a material reduction in his compensation arrangements or benefits (except that variability in the value of stock-based compensation or in incentive compensation will not be considered a reduction); (iii) a substantial failure of the Corporation to perform under the agreement; or (iv) a forced relocation of the Corporation’s executive offices.

Change in Control Severance Plan.  Upon a change in control of the Corporation all outstanding and unvested equity awards held by participants become vested and non-forfeitable. Upon a change in control of the Corporation and a termination of a participant by the Corporation without cause or by the participant for good reason within 24 months of the change in control, the participant is entitled to receive a lump sum cash payment equal to two times his or her base salary and annual performance bonus. A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Also, if as a result of benefits provided under the plan a participant becomes subject to excise taxes under section 4999 of the Internal Revenue Code, the Corporation will make certain “gross up” payments for the excise taxes payable by the participant and for taxes payable on the grossed-up amount. Receipt of cash benefits is conditioned on the eligible participant agreeing to non-competition and non-solicitation agreements and a general release of claims against the Corporation.

The definitions of change in control, termination of employment by the Corporation without cause or by a participant for good reason are generally the same as under Mr. Fitzpatrick’s employment agreement, as described above.

Change in Control without Termination

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance	Insurance	Benefit	Gross Up	Total

Fitzpatrick	$9,754,000	n/a	n/a	n/a	n/a	$9,754,000
Andrews	2,970,730	n/a	n/a	n/a	n/a	2,970,730
McCormack	926,630	n/a	n/a	n/a	n/a	926,630
Moehn	1,169,516	n/a	n/a	n/a	n/a	1,169,516
Whorley	1,292,405	n/a	n/a	n/a	n/a	1,292,405

Change in Control with Termination without Cause or for Good Reason

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance(2)	Insurance(3)	Benefit(4)	Gross Up(6)	Total

Fitzpatrick	$9,754,000	$4,238,294	$21,794	$367,165	$0	$14,381,253
Andrews	2,970,730	2,000,000	30,768	0	1,647,624	6,649,122
McCormack	926,630	2,100,000	29,832	0	0	3,056,462
Moehn	1,169,516	1,900,000	21,792	0	0	3,091,308
Whorley	1,292,405	2,150,000	83,328	0	0	3,525,733

Termination by the Corporation without Cause

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance(2)	Insurance(3)	Benefit(5)	Gross Up	Total

Fitzpatrick(6)	$9,754,000	$4,238,294	$21,794	$814,628	n/a	$14,828,716
Andrews	n/a	n/a	n/a	n/a	n/a	n/a
McCormack	n/a	n/a	n/a	n/a	n/a	n/a
Moehn	n/a	n/a	n/a	n/a	n/a	n/a
Whorley	n/a	n/a	n/a	n/a	n/a	n/a

Termination by the Corporation with Cause

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting	Severance	Insurance	Benefit	Gross Up	Total

Fitzpatrick(6)	n/a	n/a	n/a	n/a	n/a	n/a
Andrews	n/a	n/a	n/a	n/a	n/a	n/a
McCormack	n/a	n/a	n/a	n/a	n/a	n/a
Moehn	n/a	n/a	n/a	n/a	n/a	n/a
Whorley	n/a	n/a	n/a	n/a	n/a	n/a

Termination by the Executive for Good Reason

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Severance(2)	Insurance(3)	Benefit(5)	Gross Up	Total

Fitzpatrick(6)	$9,754,000	$4,238,294	$21,794	$814,628	n/a	$14,828,716
Andrews	n/a	n/a	n/a	n/a	n/a	n/a
McCormack	n/a	n/a	n/a	n/a	n/a	n/a
Moehn	n/a	n/a	n/a	n/a	n/a	n/a
Whorley	n/a	n/a	n/a	n/a	n/a	n/a

Termination Due to Death or Disability

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(1)	Payment(7)	Insurance(3)	Benefit	Gross Up	Total

Fitzpatrick	$9,754,000	$2,241,667	$21,794	n/a	n/a	$12,017,461
Andrews	2,970,730	n/a	n/a	n/a	n/a	2,970,730
McCormack	926,630	n/a	n/a	n/a	n/a	926,630
Moehn	1,169,516	n/a	n/a	n/a	n/a	1,169,516
Whorley	1,292,405	n/a	n/a	n/a	n/a	1,292,405

(1)	Amounts disclosed in this column are the number of shares of performance stock and RSUs that would vest on December 31, 2006 times $48.77, the closing price of SLM stock on December 29, 2006, plus the difference between $48.77 and the exercise prices of stock options times the number of stock options that would vest on December 31, 2006.

(2)	Cash severance for Mr. Fitzpatrick is equal to the number of months remaining in the term of his employment agreement divided by 12, times the three-year average of his annual performance bonus plus base salary at the time of termination of employment. Cash severance for the other NEOs, if applicable, is equal to two times the two-year average of their annual performance bonus plus base salary.

(3)	An estimate of the Corporation’s per-employee cost of providing health care benefits for a 24-month period, except that in the case of Mr. Fitzpatrick, the period of coverage would be for 17 months.

(4)	This amount is the difference between the present value of the annual retirement benefit of $300,000 that would be payable to Mr. Fitzpatrick upon termination following a change in control event and the present value of the annual retirement benefit to which Mr. Fitzpatrick would be entitled upon termination not in connection with a change in control, $271,417. The assumptions used were a discount rate of 5.75 percent and life expectancy of 81 years.

(5)	This amount is the difference between the present value of the annual retirement benefit that would be payable to Mr. Fitzpatrick upon termination, $271,417 and the present value of the annual retirement benefit Mr. Fitzpatrick has accrued through December 31, 2006 of $208,000. The assumptions used were a discount rate of 5.75 percent and life expectancy of 81 years.

(6)	In order to estimate a tax gross up for change in control excise taxes, it was assumed that options vested and the intrinsic value was paid in cash in connection with a change in control. Further, the intrinsic value was adjusted as permitted under IRS regulations.

(7)	This amount equals the three-year average of Mr. Fitzpatrick’s annual performance bonuses.

Director Compensation

The Corporation believes that equity-based compensation effectively aligns director and shareholder interests, and compensation for service in 2006 was paid primarily in the form of stock options. The form and amount of compensation was determined after the Compensation and Personnel Committee consulted with its independent consultant and reviewed the consultant’s report of director compensation of the Peer Group. The table below includes the following compensation elements.

Annual Compensation:  For independent directors, the 2006 standard compensation arrangement was a $70,000 cash payment, paid upon election to the Board in May, and a grant of 9,530 options covering the Corporation’s common stock, granted in January 2006. Compensation for the Lead Independent Director and the Chair of the Audit Committee was greater, in recognition of the additional responsibilities of these positions. The standard compensation arrangement for the Lead Independent Director and the Chair of the Audit Committee was $87,500 and a grant of 11,920 options covering the Corporation’s common stock. The compensation of the Chairman of the Board is discussed below.

Alternatively, independent directors may elect all-equity compensation in the form of stock options. This alternative compensation arrangement was a grant of 15,250 options for directors, except 19,070 options may be granted to the Lead Independent Director and the Chair of the Audit Committee, in recognition of the additional responsibilities of these positions.

Options granted in 2006 have a 10-year term, a grant price equal to the stock price on the date of grant and vest upon the later of: 1) the Corporation’s common stock reaching a closing price of 120 percent of the grant price for five trading days; or 2) separation of the director from service on the Board, whichever occurs first. To the extent not already vested, the options vest on the fifth anniversary of their grant date.

Mr. Fitzpatrick did not receive any separate compensation for his service on the Board in 2006.

Matching Gift Program:  Directors are eligible to participate in the Corporation’s matching gift program. Under this program, the Corporation contributes three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the Corporation of $100,000 for 2006 and up to $75,000 for 2007. The Corporation contributes two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributes one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $10,000 per year. Notwithstanding the above limits for each category, aggregate matching contributions by the Corporation are limited to $100,000 per director for 2006 and up to $75,000 for 2007. Mr. Lord and Mr. Fitzpatrick are eligible to participate in the directors’ matching gift program.

Other Compensation:  The Corporation’s independent directors are provided with $50,000 of life insurance, are reimbursed for their and their spouses’ expenses incurred in connection with attending Board meetings, are covered by a travel insurance plan while traveling on corporate business and may receive a $1,500 per diem payment for additional work. No such payments were made for service in 2006. A non-qualified pension plan was provided to Board members until 1995, at which time the plan was frozen.

Chairman’s Compensation

Upon his retirement as Chief Executive Officer in May 2005, Mr. Lord entered into a compensation arrangement with the Corporation for his services as Chairman of the Board and a non-executive employee of the Corporation. Mr. Lord received an option grant to purchase 300,000 shares of the Corporation’s common stock for a three-year term of service. These options were granted at the closing price for the Corporation’s common stock on May 19, 2005 and vest when the share price reaches a closing price of 120 percent of the grant price for five trading days, but no earlier than 12 months from the date of grant. To the extent these options are not already vested, the options also vest on the fifth anniversary of their grant date. Regardless of whether the options are vested, one-third of the options will be forfeited if Mr. Lord is not elected to the Board at the May 2007 meeting. Once vested, the options may be exercised within five years of Mr. Lord’s separation from Board service. In addition, Mr. Lord is compensated $100,000 in annual base salary. He is provided office and secretarial support commensurate with his duties as Chairman of the Board. He participates in the Corporation’s benefit programs on the same terms and conditions as other part-time employees. These benefits are medical, life and disability insurance (in lieu of the life and travel accident insurance benefits that other Board members receive) and participation in the Corporation’s tax-qualified defined contribution and defined benefit plans. Consistent with the Corporation’s policy for personal use of corporate-owned aircraft, Mr. Lord pays directly the incremental cost to the Corporation for his personal use of such aircraft.

DIRECTOR COMPENSATION

	Fees
	Earned or	Option	Change in	All Other
	Paid in	Awards	Pension	Compensation	Total
Name	Cash ($)	($)(1)(2)	Value ($)(3)	($)(4)	($)

Ann Torre Bates	$70,000	$132,406	N/A	$60,079	$262,485
Charles L. Daley	70,000	127,941	0	93,829	291,770
William M. Diefenderfer, III(5)	0	292,946	N/A	70,081	363,027
Diane Suitt Gilleland	70,000	138,628	2,237	100,079	310,944
Earl A. Goode	0	194,045	N/A	99,379	293,424
Ronald F. Hunt	0	204,732	1,225	100,079	306,036
Benjamin J. Lambert, III	0	204,732	0	15,829	220,561
Albert L. Lord	0	875,755	1,017	199,996	1,076,768
Barry A. Munitz	70,000	138,628	N/A	99,079	307,707
A. Alexander Porter, Jr.(6)	87,500	160,027	0	100,079	347,606
Wolfgang Schoellkopf	70,000	127,941	N/A	29,719	227,660
Steven L. Shapiro	70,000	138,628	0	24,363	232,991
Barry L. Williams	70,000	138,628	N/A	95,019	303,647

(1)	Amounts disclosed as Option Awards are the sum of the dollar amounts recognized for financial statement reporting purposes with respect to 2006 in accordance with FAS 123R, without regard to estimation of forfeitures, for stock options granted in 2005 and 2006.

The grant date fair market value for stock options granted in 2005 to directors is $10.55. The assumptions used to calculate this expense are as follows: an expected term of 4.1 years; a risk-free interest rate of 3.63%; expected volatility of 23.02%; an expected dividend rate of 1.50%; and a derived service period of 1.13 years.

The grant date fair market value for stock options granted in 2006 to directors is $11.56. The assumptions used to calculate this expense are as follows: an expected term of 4.1 years; a risk-free interest rate of 4.45%; expected volatility of 21.33%; an expected dividend rate of 1.58%; and a derived service period of 1.13 years.

In addition, Mr. Diefenderfer received two replacement grants. The grant date fair market value for the September 12, 2005, replacement stock options is $10.70. The assumptions used to calculate this expense are as follows: an expected term of 4.1 years; a risk-free interest rate of 3.96%; expected volatility of 21.95%; an expected dividend rate of 1.66%; and a derived service period of one year.

The grant date fair market value for the November 21, 2006, replacement stock options is $8.83. The assumptions used to calculate this expense are as follows: an expected term of 4.2 years; a risk-free interest rate of 4.55%; expected volatility of 20.57%; an expected dividend rate of 2.16%; and a derived service period of one year.

(2)	The aggregate number of options held by each director at December 31, 2006 was:

Name	Options

Ann Torre Bates	229,627

Charles L. Daley	328,484

William M. Diefenderfer, III	196,321

Diane Suitt Gilleland	292,061

Earl A. Goode	130,725

Ronald F. Hunt	223,154

Benjamin J. Lambert, III	253,775

Albert L. Lord	7,336,709

Barry A. Munitz	37,555

A. Alexander Porter, Jr.	621,270

Wolfgang Schoellkopf	164,504

Steven L. Shapiro	410,370

Barry L. Williams	210,366

(3)	Daley, Gilleland, Hunt, Lambert, Lord, Porter, and Shapiro are participants in the Board of Directors’ Pension Plan. This Plan was in place at the time these individuals were elected to the Board. Under their leadership, the Plan was frozen effective December 31, 1995; no benefits have accrued since that time.

The normal retirement age under the Plan is 65. There was no change in 2006 in the actuarial present value of benefits of participants in the Plan who were older than age 65. There was an increase in the actuarial present value of benefits of participants age 65 and younger, reflecting the fact that such participants are one year closer to reaching the normal retirement age. The assumptions used to calculate the increase are the same as those used for financial reporting purposes and are disclosed on page F-66 of the Form 10-K.

The Corporation does not pay any above market earnings on non-qualified deferred compensation plans.

(4)	All Other Compensation is as set forth in the table below:

ALL OTHER COMPENSATION

	Gifts to	Life	Employee
	Charities	Insurance	Compensation	Total
Name	($)(A)	Premiums(B)	($)(C)	($)

Ann Torre Bates	$60,000	$79		$60,079
Charles L. Daley	93,750	79		93,829
William M. Diefenderfer, III	70,002	79		70,081
Diane Suitt Gilleland	100,000	79		100,079
Earl A. Goode	99,300	79		99,379
Ronald F. Hunt	100,000	79		100,079
Benjamin J. Lambert, III	15,750	79		15,829
Albert L. Lord	99,996	0	$100,000	199,996
Barry A. Munitz	99,000	79		99,079
A. Alexander Porter, Jr.	100,000	79		100,079
Wolfgang Schoellkopf	29,640	79		29,719
Steven L. Shapiro	24,284	79		24,363
Barry L. Williams	94,940	79		95,019

(A) Amounts contributed under the Corporation’s matching gift program to charitable organizations.
(B) The amount reported is the annual premium paid by the Corporation to provide a life insurance benefit of $50,000.
(C) Compensation for services as a part-time employee.

(5)	Mr. Diefenderfer is Audit Committee Chair and his pay reflects a 25 percent premium for this role.
(6)	Mr. Porter was Lead Independent Director at the time compensation was awarded and his compensation reflects a 25 percent premium for this role.

STOCK OWNERSHIP

The following table provides information regarding shares owned by each director nominee and executive officer of the Corporation as of February 28, 2007.

			Total		Total
			Economic	Vested	Beneficial	Percent of
	Shares(1)		Ownership(2)	Options(3)	Ownership(4)	Class

Director Nominees
Ann Torre Bates	18,522	(5)		208,177	226,699	*
Charles L. Daley	41,271	(6)		298,924	340,195	*
William M. Diefenderfer, III	68,258	(7)		161,132	229,390	*
Thomas J. Fitzpatrick	1,831,736	(8)	2,036,447	3,606,969	5,438,705	1.32%
Diane Suitt Gilleland	62,768	(9)		251,575	314,343	*
Earl A. Goode	35,227	(10)		105,945	141,172	*
Ronald F. Hunt	201,383	(11)		192,654	394,037	*
Benjamin J. Lambert, III	82,386	(12)		223,275	305,661	*
Albert L. Lord	1,016,403	(13)		7,036,709	8,053,112	1.96%
Barry A. Munitz	130,137			12,775	142,912	*
A. Alexander Porter, Jr.	692,222	(14)		597,430	1,289,652	*
Wolfgang Schoellkopf	55,000	(15)		145,444	200,444	*
Steven L. Shapiro	131,261	(16)		300,666	431,927	*
Barry L. Williams	19,797	(17)		185,586	205,383	*

Named Executive Officers
Thomas J. Fitzpatrick	1,831,736	(8)	2,036,447	3,606,969	5,438,705	1.32%
C.E. Andrews	63,628			400,000	463,628	*
June M. McCormack	225,862	(18)		279,763	505,625	*
Kevin F. Moehn	148,267	(19)		138,280	286,547	*
John F. Whorley, Jr.	0			0	0	*

Directors and Executive Officers as a Group	5,037,961			14,875,827	19,913,788	4.85%

*	Less than one percent.
(1)	Shares held directly or indirectly by the individual or by the individual and his or her spouse, including shares credited to Corporation-sponsored retirement plans.
(2)	Total of column 1 plus 204,711 unvested RSUs and accumulated reinvested dividends granted to Mr. Fitzpatrick under the terms of his employment agreement.
(3)	Shares that may be acquired within 60 days as of 2/28/07 through the exercise of stock options.
(4)	Total of columns 1 and 3. Except otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.
(5)	18,522 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding.
(6)	21,000 shares are held in a margin account and are therefore “pledged as security”. Mr. Daley’s share ownership includes 2,625 shares held through a limited partnership in which he owns a 50% interest. 3,181 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.
(7)	3,990 shares are phantom stock units credited to a deferred compensation plan account.
(8)	956,508 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding. 374,810 shares are phantom stock units credited to a deferred compensation plan account.
(9)	50,007 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding. 12,761 shares are phantom stock units credited to a deferred compensation plan account.
(10)	35,227 shares are held in a margin account and are therefore “pledged as security”.
(11)	184,052 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding. Mr. Hunt’s share ownership includes 1,575 shares held solely in his wife’s name. 15,756 of the shares are phantom stock units credited to a deferred compensation plan account.

(12)	Mr. Lambert’s share ownership includes 35,790 shares held in trust by his wife. 5,697 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.
(13)	783,891 shares are held in a margin account and are therefore “pledged as security”. Mr. Lord’s share ownership includes 2,100 shares held in his wife’s name. 228,309 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account. credited to a deferred compensation plan account.
(14)	687,771 shares are held in a margin account and are therefore “pledged as security”. Mr. Porter’s share ownership includes 687,771 shares over which he has both investment and voting control. 3,181 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.
(15)	55,000 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding.
(16)	8,551 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.
(17)	19,756 shares are held in a margin account and are therefore “pledged as security”.
(18)	152,829 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding. 37,684 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.
(19)	119,025 shares are held in a margin account and are therefore “pledged as security”. No loan is outstanding. Mr. Moehn’s share ownership includes 100 shares owned by his son.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the Corporation’s independent accountant, PricewaterhouseCoopers LLP, the Corporation’s audited financial statements as of and for the year ended December 31, 2006. The Committee also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and with and without management present, discussed and reviewed the results of the independent accountant’s examination of the financial statements.

The Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the accountant the accountant’s independence, including relationships that may have an impact on the accountant’s objectivity and independence.

Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Audit Committee
William M. Diefenderfer, III, Chairman
Ann Torre Bates
Benjamin J. Lambert, III
A. Alexander Porter, Jr.
Barry L. Williams

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s independent accountant is selected by the Audit Committee. On January 24, 2007, the Audit Committee appointed PricewaterhouseCoopers LLP as the Corporation’s independent accountant for 2007, subject to ratification by the Corporation’s shareholders.

This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent accountant. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Accountant

Fees for services performed for the Corporation by its independent accountant, PricewaterhouseCoopers LLP, for fiscal year ended December 31, 2006, and for fiscal year ended December 31, 2005, are set forth below.

Principal Independent Accountant’s Fees and Services
	2006	2005

Audit	$6,114,947	$5,422,422
Audit Related	3,494,830	2,542,602
Tax	157,815	148,721
All Other	—	—
Total	$9,767,592	$8,113,745

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Corporation and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related fees were for assurance and other services related to service provider compliance reports, trust servicing and administration reports, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees were for services related to tax compliance, tax planning, and state tax assistance.

All Other fees for the years ended December 31, 2006 and December 31, 2005 were $0.

Auditor Fees Pre-approval Policy.  In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountant to the Corporation. The policy requires that all services to be provided by the Corporation’s independent accountant be pre-approved by the Audit Committee or its Chair. Each approval must describe the non-audit services provided and set a dollar limit for the services. The Committee, or its Chair, pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2006. The Committee receives regular reports from management regarding the actual provision of non-audit services by PricewaterhouseCoopers LLP that have been pre-approved by the Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2007.

Board Recommendation

The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2007.

GENERAL INFORMATION

About Voting

Who may vote? Only SLM Corporation shareholders who owned common stock at the close of business on March 19, 2007, the record date for the Annual Meeting, can vote.

How are my votes counted? In the election of directors, shares are entitled to cumulative voting, which means that each share of common stock is entitled to the number of votes equal to the number of directors to be elected. Therefore, each share you own is entitled to 14 votes in the election of directors. You may cumulate your votes and give one nominee 100 percent of your votes or you may distribute your votes among the nominees in any manner. The 14 nominees who receive the greatest number of votes cast at the Annual Meeting will be elected. Shares that are not voted in the election of directors, including shares for which voting authority is withheld, have no effect in the election of directors.

Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the shares present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, are not counted as voting on the matter.

How do I vote? You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: (1) direct ownership, recorded by the stock transfer agent for the Corporation, Computershare Investor Services; (2) beneficial ownership recorded through a brokerage or bank account; or (3) beneficial ownership, recorded by the Corporation’s 401(k) Plan Trustee.

If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue to you a voting instruction card that you can use to instruct them how to vote your shares.

If you receive a voting instruction card from your broker or bank, you may vote those shares by mail, telephone or via the Internet. If you receive a voting instruction card from the 401(k) Plan Trustee, it may be voted by mail or by telephone. If you receive a proxy card from Computershare Investor Services, it may be voted only by mail.

If you wish to specify your cumulative vote for director nominees, you must follow the special instructions on your proxy card or voting instruction card and vote by mail. Shares voted through the 401(k) Plan may not be cumulated.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 16, 2007. Votes submitted to the 401(k) Plan Trustee must be received by May 14, 2007. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must, in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

How do proxies work? Sallie Mae’s Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. If you sign and return the enclosed proxy card or voting instruction card but do not specify how to vote, the Board of Directors will vote your shares in favor of the director nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible, and will vote your shares in favor of ratifying PricewaterhouseCoopers

LLP, as independent accountant. Giving the Board your proxy also means that you authorize their representatives to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Corporation does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plan and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

Can I change my vote? A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary or by giving a later dated proxy prior to the meeting. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan must contact that entity to change or revoke a previously given proxy.

Shares Outstanding

At January 31, 2007, 410,478,252 shares of the Corporation’s voting common stock, par value $.20 per share, were outstanding. At March 19, 2007, the record date, 410,945,432 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the NYSE under the symbol “SLM.”

Principal Shareholders

To the Corporation’s knowledge, the following institutions beneficially owned more than five percent of the Corporation’s outstanding common stock on December 31, 2006. The holdings reported below are based solely on Schedules 13G and amendments thereto filed with the SEC as of March 15, 2007. The Corporation is not aware of any other beneficial owner who became the beneficial owner of five percent or more of the Corporation’s common stock between December 31, 2006 and March 15, 2007.

		Percent of Class
		as of
Name and Address of Beneficial Owner	Shares(1)	December 31, 2006

Capital Group International, Inc.(2) 11100 Santa Monica Blvd. Los Angeles, CA 90025	47,818,070	11.6%
Barrow, Hanley, Mewhinney & Strauss, Inc.(3) 2200 Ross Avenue, 31st Floor Dallas, TX 75201	27,280,054	6.6%
The TCW Group, Inc., on behalf of the TCW Business Unit(4) 865 South Figueroa Street Los Angeles, CA 90017	21,483,055	5.2%

(1)	Except as indicated, each institution has sole investment power and has sole power to vote with respect to the shares listed.

(2)	Based on information contained in Amendment No. 9 to Schedule 13G filed on February 12, 2007, by Capital Group International, Inc. and Capital Guardian Trust Company, wherein they reported that Capital Group International, Inc. has sole voting power relative to 36,557,700 shares and sole investment power relative to 47,818,070 shares, and that Capital Guardian Trust Company has sole voting power relative to 24,896,230 shares and sole investment power relative to 35,069,090 shares. Capital Group International, Inc. is a holding company for a group of investment management companies, including Capital Guardian Trust Company, which is organized as a bank. Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership of these shares. The address of Capital Guardian Trust Company is the same as that of Capital Group International, Inc. above.

(3)	Based on information contained in the Schedule 13G filed on February 9, 2007, by Barrow, Hanley, Mewhinney & Strauss, Inc. (“Barrow”). Barrow has sole voting power relative to 7,433,423 shares and shared voting power relative to 19,846,631 shares.

(4)	Based on information contained in the Schedule 13G filed February 12, 2007, by The TCW Group, Inc. (“TCW”), on behalf of the TCW Business Unit. TCW has sole voting power relative to zero shares and shared voting power relative to 18,470,765 shares. The four subsidiaries of The TCW Group, Inc. that constitute the TCW Business Unit are: (i) Trust Company of the West, a California corporation, (ii) TCW Asset Management Company, a California corporation, (iii) TCW Investment Management Company, a California corporation, and (iv) TCW Capital Investment Corporation, a California corporation. The ultimate parent company of TCW is Societe Generale, S.A., a corporation formed under the laws of France.

Executive Officers

Biographical information about each executive officer is as follows.

Name and Age	Position and Business Experience

Thomas J. Fitzpatrick 58	• Chief Executive Officer and Vice Chairman, SLM Corporation—June 2005 to present
• President and Chief Operating Officer, SLM Corporation—2001 to May 2005, President and Chief Marketing and Administrative Officer—2000 to 2001, Executive Vice President—1998 to 2000
• President and Chief Executive Officer, Equity One, Inc.—1989 to 1998
• President, Commercial Credit Co.—1988 to 1989
• President and Chief Operating Officer, Manufacturers Hanover Consumer Services—1983 to 1988, Chief Financial Officer—1978 to 1983

C.E. Andrews 55	• Executive Vice President and Chief Financial Officer, SLM Corporation—January 2006 to present
• Executive Vice President, Accounting & Risk Management, SLM Corporation—February 2003 to January 2006
• Global Managing Partner for Assurance and Business Advisory Services, Arthur Andersen—2002, Managing Partner, Mid-Atlantic Region—2000 to 2002, various positions with Arthur Andersen—1974 to 2000

Robert S. Autor 44	• Executive Vice President & Chief Information Officer, SLM Corporation—January 2005 to present, Senior Vice President—2002 to 2004, various officer positions—1999 to 2002
• Senior Vice President and Chief Information Officer, Nellie Mae Corporation—1993 to 1999

Robert S. Lavet 58	• Senior Vice President and General Counsel, SLM Corporation—2005 to present
• Senior Vice President and Deputy General Counsel, SLM Corporation—2001 to 2005
• Vice President and Deputy General Counsel, SLM Corporation—1998 to 2001, other legal positions—1992 to 1998
• Partner, Cole, Corette & Abrutyn, Washington, DC—1989 to 1992, Associate—1985 to 1989
• Trial Attorney, United States Department of Justice—1982 to 1985
• Associate, Howrey & Simon, Washington DC—1979 to 1982

June M. McCormack 58	• Executive Vice President, Servicing, Technology & Sales Marketing, SLM Corporation—2005 to present
• Executive Vice President, Guarantor Services & Sales Marketing, SLM Corporation—2001 to 2005, Senior Vice President—2000 to 2001
• Executive Vice President, USA Group—1997 to 2000
• Various officer positions, Student Loan Marketing Association—1986 to 1997
• Various positions, CSX Corp.—1979 to 1986

Kevin F. Moehn 58	• Executive Vice President, Sales and Originations, SLM Corporation—2004 to present, Senior Vice President—2001 to 2004, various officer positions—1996 to 2001
• President, HICA, Inc.—1985 to 2001

Name and Age	Position and Business Experience

John F. Whorley, Jr. 45	• Executive Vice President, Debt Management Operations, SLM Corporation—January 2003 to January 12, 2007
• Senior Vice President—2000 to 2003
• Senior Vice President, USA Group—1999 to 2000, various officer positions—1995 to 1999
• Chief of Staff, U.S. Representative Bart Gordon—1987 to 1993

Other Matters

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card gives discretionary authority to the persons named on the proxy card to vote such proxies on any such matters in accordance with their best judgment.

Solicitation Costs

All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. The Corporation has hired MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus reimbursement for out-of-pocket costs. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Corporation’s common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Shareholder Proposals and Other Business for 2008 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at the Corporation’s year 2008 Annual Meeting, set for May 8, 2008, may seek to have that proposal and a statement in support of the proposal included in the Corporation’s proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Corporation not later than December 11, 2007 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation’s proxy statement.

The Corporation’s By-laws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8. The Corporation’s By-laws provide that any such proposals or nominations for the Corporation’s 2008 Annual Meeting must be received by the Corporation on or after February 17, 2008 and on or before April 17, 2008. Any such notice must satisfy the other requirements in the Corporation’s By-laws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors, among others, to file reports on their holdings of and transactions in the Corporation’s common stock. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing these reports, and typically files these reports on their behalf. Based solely on a review of the copies of such reports in our possession, and on written representations from certain reporting persons, to the Corporation’s knowledge, for the fiscal year 2006 all of the Corporation’s executive officers and directors timely filed all required reports under Section 16.

Code of Business Conduct

The Corporation has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Corporation’s website (www.salliemae.com under “About Us, Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Corporation intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Corporation’s chief executive officer, principal financial officer or principal accounting officer or any director) at this location on its website.

Householding

The SEC has approved a rule concerning the delivery of annual reports and proxy statements that permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice sent to certain beneficial shareholders who share a single address, only one annual report and proxy statement will be sent to that address unless the shareholder has notified the Corporation that the shareholder wishes to receive multiple copies. Shareholders that received a single copy of the annual report or proxy statement and wish to receive separate copies in the future may request them by calling 703-984-6785 or writing in care of the Corporate Secretary at SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. Shareholders who received separate copies of the annual report or proxy statement and would prefer to receive a single copy in the future, may also contact us at 12061 Bluemont Way, Reston, VA 20190 or by calling 703-984-6785 to request delivery of a single copy.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal 1 — Election of Directors

The Board of Directors recommends a vote FOR all nominees.	+
Nominees: 01 – Ann Torre Bates, 02 – Charles L. Daley, 03 – W.M. Diefenderfer III, 04 – Thomas J. Fitzpatrick, 05 – Diane Suitt Gilleland,
06 – Earl A. Goode, 07 – Ronald F. Hunt, 08 – Benjamin J. Lambert III, 09 – Albert L. Lord, 10 – Barry A. Munitz, 11 – A. Alexander Porter, Jr.,
12 – Wolfgang Schoellkoff, 13 – Steven L. Shapiro and 14 – Barry L. Williams

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees

☐	For All Except –	To withhold your vote from a specific nominee or nominees, mark the box to the left and also mark the numbered box(es) below corresponding to the number(s) of the nominee(s) listed above from whom you wish to withhold your vote.

01 -	☐	02 -	☐	03 -	☐	04 -	☐	05 -	☐	06 -	☐	07 -	☐	08 -	☐	09 -	☐	10 -	☐	11 -	☐	12 -	☐	13 -	☐	14 -	☐
If you wish to cumulate votes for Directors, do NOT mark “For All”, “Withhold All” or Exceptions above, but check this box and write your voting instructions on the line below.
☐

B	Other Proposals

The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain

2. Ratify the Appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm.	☐	☐	☐
Change of Address — Please print your new address below.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SLM Corporation

Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2007
Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Robert S. Lavet with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the “Common Stock”), of SLM Corporation (the “Company”) owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.
If you wish to cumulate votes for a Director(s), write the name(s) of the nominee(s) on the reverse side and next to the name(s), the percentage(s) of votes you wish to allocate, not to exceed 100%.
The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), and FOR Item 2 (Ratify the Appointment of Independent Accountants). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.